SCHEDULE 14A
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Rockwell Collins, Inc.

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December 14, 2012

Dear Shareowner:
You are cordially invited to attend the 2013 Annual Meeting of Shareowners of the Corporation.
The meeting will be held at the Cedar Rapids Marriott, 1200 Collins Road NE, Cedar Rapids, Iowa, on Thursday, February 7, 2013, at 11:00 a.m. (Central Standard Time). At the meeting we will present a current report of the activities of the Corporation followed by discussion and action on the matters described in the Proxy Statement. Shareowners will have an opportunity to comment on or inquire about the affairs of the Corporation that may be of interest to shareowners generally.
If you plan to attend the meeting, please indicate your desire in one of the ways described in the box on the last page of the Proxy Statement.
We sincerely hope that as many shareowners as can conveniently attend will do so.
Sincerely yours,
Clayton M. Jones
Chairman and Chief Executive Officer

Notice of 2013 Annual Meeting of Shareowners
To the Shareowners of
ROCKWELL COLLINS, INC.:
Notice Is Hereby Given that the 2013 Annual Meeting of Shareowners of Rockwell Collins, Inc. will be held at the Cedar Rapids Marriott, 1200 Collins Road NE, Cedar Rapids, Iowa, on Thursday, February 7, 2013, at 11:00 a.m. (Central Standard Time) for the following purposes:

(1)	to elect the three nominees named in the accompanying proxy statement as members of the Board of Directors of the Corporation with terms expiring at the Annual Meeting in 2016;

(2)	to consider and vote upon a proposal to approve an advisory resolution relating to executive compensation;

(3)	to consider and vote upon a proposal to approve the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as auditors of the Corporation for fiscal year 2013;

(4)	to consider and vote upon a proposal to approve the Corporation's 2013 Employee Stock Purchase Plan;

(5)	to consider and vote upon a shareowner proposal; and

(6)	to transact such other business as may properly come before the meeting.
Only shareowners of record at the close of business on December 10, 2012 will be entitled to notice of, and to vote at, the meeting.
By order of the Board of Directors.
Gary R. Chadick
Secretary
December 14, 2012
Note: The Board of Directors solicits votes by mail or by use of our telephone or Internet voting procedures.

ROCKWELL COLLINS, INC.
PROXY STATEMENT
TABLE OF CONTENTS

Proxy Statement Summary	1
2013 Annual Meeting of Shareowners	3
Voting Securities	3
Election of Directors	3
Information as to Nominees for Directors and Continuing Directors	4
Corporate Governance; Board of Directors and Committees	8
Certain Transactions and Other Relationships	12
Audit Committee Report	12
Equity Ownership of Certain Beneficial Owners and Management	13
Compensation of Directors	15
Compensation Discussion and Analysis	17
Compensation Committee Report	28
Summary Compensation Table	29
Grants of Plan-Based Awards	31
Outstanding Equity Awards at Fiscal Year-End	32
Option Exercises and Stock Vested	33
Pension Benefits	34
Non-Qualified Deferred Compensation	35
Potential Payments Upon Termination or Change of Control	36
Advisory Vote on Executive Compensation	40
Proposal to Approve the Selection of Auditors	41
Proposal to Approve the 2013 Employee Stock Purchase Plan	41
Shareowner Proposal	44
Vote Required	45
Voting for Directors	46
Other Matters	46
Section 16(a) Beneficial Ownership Reporting Compliance	46
Annual Reports	47
Shareowner Proposals for Annual Meeting in 2014	47
Expenses of Solicitation	47
General Q&A About the Meeting	47
Appendix A - General Peer Group	A-1
Appendix B - 2013 Employee Stock Purchase Plan	B-1

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting of Shareowners
Date and Time:
February 7, 2013
11:00 a.m. (Central Standard Time)
Place:
Cedar Rapids Marriott
1200 Collins Road NE
Cedar Rapids, IA
Record Date:
December 10, 2012
Meeting Agenda

•	President's business update

•	Election of three directors

•	Advisory vote on executive compensation

•	Approve the selection of Deloitte & Touche LLP as our auditors

•	Approve 2013 Employee Stock Purchase Plan

•	Shareowner proposal

•	Question and answer session

Proposals for Voting	Board Vote Recommendation	Page Reference (for more details)

Election of three directors	FOR	3
Advisory vote on executive compensation	FOR	40
Approve Deloitte & Touche LLP as our auditors	FOR	41
Approve 2013 Employee Stock Purchase Plan	FOR	41
Shareowner proposal	NEUTRAL	44

Board Nominees
The following table provides summary information about each director nominee. The nominees receiving a plurality of the votes cast at the meeting will be elected as directors, unless otherwise determined in accordance with the majority voting policy described under the heading “Voting for Directors.”

Name	Age	DirectorSince	Occupation	Experience/Qualifications	Independent	Committee Membership
John A. Edwardson	63	2012	Chairman of the Board, CDW Corporation	Leadership, Aerospace Industry and International	Yes	Compensation; Technology

Andrew J. Policano	63	2006	Dean, The Paul Merage School of Business	Leadership, Management, Business Acumen	Yes	Board Nominating and Governance (Chairman); Audit

Jeffrey L. Turner	61	2011	Chairman and Chief Executive Officer of Spirit AeroSystems Holdings, Inc.	Leadership, Management, Aerospace and Defense Industries	Yes	Compensation
During the fiscal year, each of Messrs. Policano and Turner attended at least 95% of the Board meetings and committee meetings on which he sat. Mr. Edwardson joined the Board after the fiscal year end.
Advisory Vote on Executive Compensation
We are asking our shareowners to approve a non-binding advisory resolution, often referred to as “say on pay,” relating to our named executive officer compensation for fiscal year 2012. Last year, 96% of our shareowners cast votes, not including abstentions and broker non-votes, in favor of our named executive officers' compensation for fiscal year 2011. The design of our 2012 executive compensation program is largely unchanged from 2011 and continues to emphasize pay-for-performance.
Independent Auditors
We are asking our shareowners to approve the selection of Deloitte & Touche LLP as our independent auditors for fiscal year 2013. Last year, 99% of the votes cast, not including abstentions, voted to approve Deloitte & Touche LLP as our independent auditors for fiscal year 2012.
2013 Employee Stock Purchase Plan
We are asking our shareowners to approve the adoption of an employee stock purchase plan under which our employees may make monthly purchases of our stock at a five percent discount. This plan will replace our expiring employee stock purchase plan.
Shareowner Proposal
A shareowner has made a non-binding proposal that urges the Board of Directors to take action to repeal the classified board by requiring all directors to be elected annually at or after our 2014 Annual Meeting of Shareowners.

2013 ANNUAL MEETING OF SHAREOWNERS
The 2013 Annual Meeting of Shareowners of Rockwell Collins, Inc. will be held on February 7, 2013, for the purposes set forth in the accompanying Notice of 2013 Annual Meeting of Shareowners.
This statement and the accompanying proxy, that are first being sent to shareowners on or about December 21, 2012, are furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any adjournment thereof. If a shareowner duly executes and returns a proxy in the accompanying form or uses our telephone or Internet voting procedures to authorize the named proxies to vote the shareowner's shares, those shares will be voted as specified. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. The proxy and any votes cast using our telephone or Internet voting procedures may be revoked prior to exercise at the meeting by delivering written notice of revocation to the Secretary of the Corporation, by executing a later dated proxy, by casting a later vote using the telephone or Internet voting procedures or by attending the meeting and voting in person.

VOTING SECURITIES
Only shareowners of record at the close of business on December 10, 2012, the record date for the meeting, are entitled to notice of, and to vote at, the meeting. On December 10, 2012, we had outstanding 138,182,384 shares of our Common Stock, par value $0.01 per share. Each holder of our Common Stock is entitled to one vote for each share held. We have no other class or series of shares currently outstanding other than our Common Stock.

ELECTION OF DIRECTORS
Our Restated Certificate of Incorporation provides that the Board of Directors shall generally consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms extending to the third succeeding Annual Meeting after election. The Restated Certificate of Incorporation provides that the Board of Directors shall maintain the three classes so as to be as nearly equal in number as the then total number of directors permits. The three directors in Class III who are elected at the 2013 Annual Meeting will serve for a term expiring at our Annual Meeting in the year 2016. This year we are nominating John A. Edwardson to replace Donald R. Beall. Mr. Beall is retiring after long and distinguished service to the Board and the Corporation. The three directors in Class I and the three directors in Class II are serving terms expiring at our Annual Meetings in 2014 and 2015, respectively.
It is intended that proxies in the accompanying form properly executed and returned to our proxy tabulator or shares properly authorized to be voted in accordance with our telephone or Internet voting procedures will be voted at the meeting, unless authority to do so is withheld, for the election as directors of the three nominees specified in Class III - Nominees for Directors with Terms Expiring in 2016 (John A. Edwardson, Andrew J. Policano and Jeffrey L. Turner), each of whom now serves as a director with a term extending to the 2013 Annual Meeting and until a successor is elected and qualified. If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, it is expected that proxies in the accompanying form or shares properly authorized to be voted in accordance with our telephone or Internet voting procedures will be voted at the meeting for the election of a substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors.

INFORMATION AS TO NOMINEES FOR
DIRECTORS AND CONTINUING DIRECTORS
Shown below for each nominee for director and each continuing director, as reported to us as of December 10, 2012, are the nominee's or continuing director's name, age and principal occupation; the position, if any, with us; the period of service as a director of our company; other public company directorships held within the past five years; the committees of the Board of Directors on which the nominee or continuing director serves and experiences, qualifications, attributes or skills that qualify the nominee or continuing director to serve as a director.

CLASS III - NOMINEES FOR DIRECTOR WITH TERMS EXPIRING IN 2016

John A. Edwardson	Age 63
Chairman of the Board, CDW Corporation
Mr. Edwardson has been a Director of our company since November 2012. He is a member of the Compensation Committee and the Technology Committee. Mr. Edwardson is Chairman of the Board of Directors of CDW Corporation, a provider of technology solutions. From 2001 to 2011 he served as CDW's Chairman and Chief Executive Officer.
Prior to joining CDW, he served as Chairman and Chief Executive Officer of Burns International Services Corporation (a security company) from 1999 to 2000 and as a Director (1994–1998), President (1994–1998) and Chief Operating Officer (1995–1998) of UAL Corporation and United Airlines. Prior to UAL Corporation and United Airlines, he served as Executive Vice President and Chief Financial Officer of Ameritech Corporation. He is currently on the Board of Directors of FedEx Corporation, Northwestern Memorial Hospital, the Art Institute of Chicago and is a member of the board of other professional and civic organizations.
Experiences, qualifications, attributes or skills that qualify Mr. Edwardson to serve as a Director include:
•      Management, leadership and significant business acumen as Chairman and past Chief Executive Officer of CDW Corporation
• Aerospace and international experience

Andrew J. Policano	Age 63
Dean, The Paul Merage School of Business, University of California-Irvine
Dr. Policano has been a Director of our company since April 2006. He is the Chairman of the Board Nominating and Governance Committee and a member of the Audit Committee. Dr. Policano has been the Dean of The Paul Merage School of Business, University of California-Irvine since August 2004. Prior thereto, he served on the faculty and as Dean at the School of Business, University of Wisconsin-Madison. Dr. Policano is a Director of Badger Meter, Inc., a Trustee of Payden & Rygel (Investment Manager) and a former Director of Physicians Insurance Company of Wisconsin. He is a member of the board of other professional and civic organizations.
Experiences, qualifications, attributes or skills that qualify Dr. Policano to serve as a Director include:
• Experience in management and leadership as Dean of business schools
• Significant business acumen and corporate governance knowledge

Jeffrey L. Turner	Age 61
President and Chief Executive Officer, Spirit AeroSystems Holdings, Inc.
Mr. Turner has been a Director of our company since April 2011 and is a member of the Compensation Committee. Mr. Turner has been a director of Spirit AeroSystems Holdings, Inc. (commercial aerospace assemblies and components) since November 2006, and has served as its President and Chief Executive Officer since June 2006. Since June 2005, he has also served as President and Chief Executive Officer of Spirit AeroSystems, Inc. Mr. Turner joined The Boeing Company in 1973, and was appointed as Vice President/General Manager of Boeing, Wichita Division in November 1995. Prior to his appointment as Vice President/General Manager of Boeing Wichita Division, Mr. Turner held various management positions in systems development, quality, production, services and finance in Boeing Computer Services, Boeing Military Airplane Company and Boeing Commercial Airplane Company. Mr. Turner currently serves on the Board of Directors of INTRUST Financial Corporation.
Experiences, qualifications, attributes or skills that qualify Mr. Turner to serve as a Director include:
•      Management, leadership and aerospace industry experience as President and Chief Executive Officer of Spirit AeroSystems Holdings, Inc.
• Significant operational, strategy and international experience

CLASS I - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2014

Chris A. Davis	Age 62
Former General Partner, Forstmann Little & Co.
Ms. Davis has been a Director of our company since February 2002 and is the Chairman of the Audit Committee. She served as a General Partner with Forstmann Little & Co. (private equity firm) from October 2005 to July 2012 after having served them as a Special Limited Partner since August 2001. She served as Chairman of McLeodUSA Incorporated (telecommunications) from August 2005 to January 2006, Chairman and Chief Executive Officer of McLeodUSA from April 2002 to August 2005 and Chief Operating and Financial Officer of McLeodUSA from August 2001 to April 2002. She served as Executive Vice President, Chief Financial and Administrative Officer of ONI Systems (telecommunications) from May 2000 to August 2001. She served as Executive Vice President, Chief Financial and Administrative Officer and director of Gulfstream Aerospace Corporation (business aircraft) from July 1993 to April 2000. She is a member of the Board of Directors of Cytec Industries, Inc. and is a former director of Aviall, Inc., IMG Worldwide, 24 Hour Fitness, ENK International and Wolverine Tube, Inc.
Experiences, qualifications, attributes or skills that qualify Ms. Davis to serve as a Director include:
•      Significant management and leadership experience as past Chair, Chief Executive Officer, Chief Operations Officer and Chief Financial Officer of McLeodUSA, as well as Executive Vice President and Chief Financial Officer of Gulfstream
• Financial and management oversight experience of portfolio investments at Forstmann Little and audit committee experience on various boards

Ralph E. Eberhart	Age 65
Chairman and President, Armed Forces Benefit Association
General Eberhart has been a Director of our company since November 2007 and is a member of the Technology Committee and the Compensation Committee. He has been President of the Armed Forces Benefit Association since 2005 and Chairman and President since February 2009. He served as Commander of the North American Aerospace Defense Command (NORAD) and U.S. Northern Command from October 2002 to January 2005. His active military career spanned 36 years. He is a member of the Board of Directors of VSE Corporation, Jacobs Engineering Group Inc., and Triumph Group, Inc., and he is a Director of several private companies.
Experiences, qualifications, attributes or skills that qualify General Eberhart to serve as a Director include:
•      Experience in leadership, operations and technology in the U.S. Defense Department from 36 years of experience in the U.S. Air Force and senior positions in the U.S. Military, including assignments as Commander of NORAD and U.S. Northern Command
• Knowledge of financial services and life insurance industries as Chairman and President of the Armed Forces Benefit Association

David Lilley	Age 65
Retired Chairman and Chief Executive Officer, Cytec Industries Inc.
Mr. Lilley has been a Director of our company since December 2008. He is a member of the Audit Committee and Board Nominating and Governance Committee. He served as Chairman of Cytec Industries (specialty chemicals and materials) from January 1999 to December 2008, Chief Executive Officer of Cytec Industries from May 1998 to December 2009, and Non-Executive Director of Cytec Industries from January 2009 through April 2009. He was President of Cytec Industries from January 1997 through June 2008. From 1994 until January 1997, he was a Vice President of American Home Products Corporation, responsible for its Global Medical Device business. Prior to that he was a Vice President and a member of the Executive Committee of American Cyanamid Company (medical and agricultural products). Mr. Lilley is also a Director of Public Service Enterprise Group Inc.,Tesoro Corporation and a former Director of Arch Chemicals, Inc.
Experiences, qualifications, attributes or skills that qualify Mr. Lilley to serve as a Director include:
•      Significant U.S. and international management and leadership experience as past Chairman and CEO of Cytec Industries
• Global business perspective, operational knowledge and financial experience

CLASS II - CONTINUING FOR DIRECTORS WITH TERMS EXPIRING IN 2015

Anthony J. Carbone	Age 71
Retired Vice Chairman of the Board and Senior Consultant, The Dow Chemical Company
Mr. Carbone has been a Director of our company since June 2001. He is the Chairman of the Compensation Committee and the Executive Committee. Mr. Carbone served as Vice Chairman of the Board of Directors of The Dow Chemical Company (chemical, plastic and agricultural products) from February 2000 to October 2005 and Senior Consultant of Dow from November 2000 to October 2005. He served as Executive Vice President of Dow from November 1996 to November 2000. He is a former Director of Dow. He is a former member of the American Chemical Society and former Board Member and Chairman of the American Plastics Council and the Society of Plastics Industries. Mr. Carbone has served on the Advisory Council of the Heritage Foundation.
Experiences, qualifications, attributes or skills that qualify Mr. Carbone to serve as a Director include:
•      Experience in management, leadership and manufacturing as an executive and vice chairman of a Fortune 50 global company
• Significant experience with a variety of domestic and international business matters

Clayton M. Jones	Age 63
Chairman and Chief Executive Officer of the Corporation
Mr. Jones has been a Director of our company since March 2001. He has been our Chairman of the Board since June 2002 and Chief Executive Officer since June 2001. He also served as our President from June 2001 to September 2012. Mr. Jones is a member of the Executive Committee. He serves as a Director of Deere & Company and Cardinal Health, Inc. He also serves as a director or member of a number of professional and civic organizations.
Experiences, qualifications, attributes or skills that qualify Mr. Jones to serve as a Director include:
• Leadership, management and aerospace and defense industry knowledge and experience as Chairman, President and CEO of Rockwell Collins and through his previous Rockwell International Corporation positions
• Strategic and business acumen, operational execution skills and exceptional communication skills

Cheryl L. Shavers	Age 58
Chairman and Chief Executive Officer, Global Smarts, Inc.
Dr. Shavers has been a Director of our company since September 2002. She is Chairman of the Technology Committee and a member of the Board Nominating and Governance Committee. Dr. Shavers has been the Chairman and Chief Executive Officer of Global Smarts, Inc. (business advisory services) since February 2001. She also serves as a Director of ATMI, Inc. and served on the Advisory Board for E.W. Scripps Company. She served as Under Secretary of Commerce for Technology for the United States Department of Commerce from November 1999 to February 2001 after having served as its Under Secretary Designate from April 1999 to November 1999. She served as Sector Manager, Microprocessor Products Group for Intel Corporation prior to April 1999. She served as Non-Executive Chairman of BitArts Ltd. from 2001 to December 2003.
Experiences, qualifications, attributes or skills that qualify Dr. Shavers to serve as a Director include:
• Significant leadership and operations experience as CEO of a business advisory services company
• Experience with developing technology plans and the transition of advanced technology into business opportunities

The Board of Directors recommends that you vote "FOR" the election as directors of the three Class III nominees named above, presented as item (1) on the accompanying proxy card.

CORPORATE GOVERNANCE;
BOARD OF DIRECTORS AND COMMITTEES
Our business is managed through the oversight and direction of our Board of Directors. Our Board seeks to maintain high corporate governance standards.
We continue to enhance our corporate governance structure based upon a review of recommended best practices and in light of regulatory activity. Our corporate governance documents are available free of charge on our website at www.rockwellcollins.com under the Investor Relations tab and within the Corporate Governance link. We will provide, without charge, upon written request, copies of our corporate governance documents. These documents include our Restated Certificate of Incorporation, By-Laws, Board of Directors Guidelines on Corporate Governance, Committee Charters, Board Membership Criteria, Code of Ethics, Categorical Standards and Policy for Director Independence, and Related Person Transaction Policy.
Leadership Structure
The Board believes that the most effective leadership structure for the Corporation at this time and with our current CEO is one with a combined Chairman and CEO. Our current combined structure promotes unified leadership, a cohesive vision and strategy for the Corporation and clear and direct communication to the Board.
To ensure effective independent leadership, our non-employee directors meet regularly in executive sessions without the presence of management. The Chairman of the Executive Committee, or a director designated by the independent directors who has the relevant background to lead the discussion of a particular matter, chairs these sessions. In addition, the independent directors review and advise management regarding the schedule and agendas for Board and Committee meetings. Moreover, the independent directors participate in the annual review of the CEO's performance. The Board believes this approach effectively complements the combined Chairman and CEO structure. The Board also believes this leadership structure supports the Board's ability to discharge its risk oversight role as discussed in further detail under the heading “Board's Role in Risk Oversight.”
The Board does not have a policy regarding the separation or combination of the roles of the Chairman and CEO and believes that the separation or combination of these offices is a matter for discussion and determination by the Board. The Board believes that it should be able to select the Chairman of the Board based on the criteria that the Board deems to be in the best interests of the Corporation and its shareowners.
Presiding Director
Since November 2012, Mr. Carbone has served as our Chairman of the Executive Committee and as such generally serves as the presiding director at executive sessions of the Board of Directors. The responsibilities of the presiding director include:

•	Chairing executive sessions of the independent directors

•
Serving as the liaison between the Chairman, CEO and the independent directors (including communicating with the Chairman and CEO, to the extent appropriate, matters emanating from the executive sessions of the independent directors)

•	Reviewing and providing input on Board of Directors meeting agenda items

•	Advising the Chairman and CEO on the quality, quantity and timeliness of information supplied by management to the independent directors

•	Having authority to call meetings of the independent directors

•	Being available for consultation and direct communication with major shareowners to the extent the Board of Directors deem appropriate
Board Independence
The Board of Directors has determined that no director other than Messrs. Jones and Beall has a material relationship with the Corporation. Accordingly, eight of our ten directors are “independent” directors based on an affirmative determination by our Board of Directors in accordance with the listing standards of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) rules.
The standards relied upon by the Board in affirmatively determining whether a director is independent are primarily comprised of those objective standards set forth in the NYSE and SEC rules. In addition to these rules, the Board has adopted Categorical Standards and Policy for Director Independence to assist it in making determinations regarding the independence of its members.

In fiscal years 2010, 2011 and 2012, we purchased computer-related equipment from CDW Corporation, of which Mr. Edwardson is Chairman. The purchases totaled approximately $500,000 or less in each of 2010, 2011 and 2012. CDW Corporation had consolidated gross revenues of approximately $9 billion for each of 2010, 2011 and 2012. Since these purchases were well below 2% of CDW Corporation's consolidated gross annual revenues, the Board determined that Mr. Edwardson's independence was not impaired under the Commercial Relationship standard in our Categorical Standards and Policy for Director Independence.
Board Meetings and Attendance
In fiscal year 2012, the Board of Directors held seven meetings and acted on four occasions by unanimous written consent in lieu of a meeting. All of our directors attended at least 85% of the meetings of the Board and the Committees on which they served. In addition, non-Committee directors routinely attend and participate in discussions at Committee meetings. Directors are expected to attend the Annual Meeting of Shareowners. Last year, all of our then serving directors attended the 2012 Annual Meeting of Shareowners, except for Mr. Carbone who could not attend due to illness.
Board Committees
The Board has established five committees whose principal functions are briefly described below.
The Audit Committee has three independent directors. It assists the Board in overseeing (i) our accounting and financial reporting processes; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; and (v) the performance of our internal and independent auditors. The Audit Committee also:

•	has sole authority to appoint or replace our independent auditors, with that appointment being subject to shareowner approval

•	has sole authority to approve in advance the fees, scope and terms of all audit and non-audit engagements with our independent auditors

•	monitors compliance of our employees with our standards of business conduct and conflicts of interest policies

•	meets at least quarterly with our senior executive officers, head of internal audit and our independent auditors
The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Committee met ten times during fiscal year 2012.
The Compensation Committee has four independent directors. The principal functions of the Compensation Committee are to evaluate annually the performance of the CEO and other senior executives; set salaries and annual and long-term incentives for the CEO and other senior executives; review and approve the design and competitiveness of compensation plans, executive benefits and perquisites; review and approve goals used for the annual and long-term incentive plans; review and evaluate compensation arrangements to assess whether they could encourage undue risk taking; oversee the Corporation's annual and long-term incentive plans and deferred compensation plans; periodically review and make recommendations to the Board regarding the competitiveness of director compensation; retain and terminate, in its sole discretion, an independent compensation consultant used to assist in the evaluation of director, CEO or senior executive compensation and in its sole authority approve the independent consultant's fees and other retention terms; and produce a compensation committee report on executive compensation for inclusion in the proxy statement. The specific functions and responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter. The Committee met four times during fiscal year 2012.
The Board Nominating and Governance Committee has three independent directors. The principal functions of this Committee are seeking, considering and recommending to the Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the Annual Meeting. It also periodically prepares and submits to the Board for adoption the Committee's selection criteria for director nominees (“Board Membership Criteria”). It reviews and makes recommendations on matters involving general operation of the Board and our corporate governance, and it annually recommends to the Board nominees for each committee of the Board. In addition, the Committee annually facilitates the assessment of the Board of Directors' performance as a whole and of the individual directors and reports thereon to the Board. The Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates. For more information regarding the Committee's role in director nominations, see “Director Nominations” below. The specific functions and responsibilities of the Board Nominating and Governance Committee are set forth in the Board Nominating and Governance Committee Charter. The Committee members met five times during fiscal year 2012.

The Technology Committee has four non-employee directors. The principal functions of the Technology Committee are to review and provide guidance on important technology-related issues, including the review of (i) our technology competitiveness; (ii) the strength and competitiveness of our engineering processes and disciplines; (iii) our technology planning processes to support our growth objectives; and (iv) our focus on engineering leadership and critical technologists development and replacement planning. The specific functions and responsibilities of the Technology Committee are set forth in the Technology Committee Charter. The Committee met twice during fiscal year 2012.
The Executive Committee has three directors. The principal function of the Executive Committee is to discharge certain responsibilities of the Board of Directors between meetings of the Board of Directors. The Committee may exercise all of the powers of the Board of Directors, except it has no power or authority to adopt, amend or repeal any sections or articles of our By-Laws or Restated Certificate of Incorporation; elect or remove officers, or fill vacancies in the Board of Directors or in committees; fix compensation for officers, directors or committee members; amend or rescind prior resolutions of the Board; make recommendations to shareowners or approve transactions that require shareowner approval; issue additional stock of the Corporation or fix or determine the designations and any of the rights and preferences of any series of stock (other than pursuant to a specific delegation of authority from the Board related to a shelf registration statement) or take certain other actions specifically reserved for the Board. The specific functions and responsibilities of the Executive Committee are set forth in the Executive Committee Charter. The Committee met once during fiscal year 2012.
The membership of each committee as of December 14, 2012 is listed below.

	Audit	Compensation	Board Nominating and Governance	Technology	Executive
Donald R. Beall				X
Anthony J. Carbone		X*			X*
Chris A. Davis	X*				X
Ralph E. Eberhart		X		X
John A. Edwardson		X		X
Clayton M. Jones					X
David Lilley	X		X
Andrew J. Policano	X		X*
Cheryl L. Shavers			X	X*
Jeffrey L. Turner		X
*Chairman
Director Nominations
The Board Nominating and Governance Committee is responsible for identifying individuals who meet the Board's membership criteria and recommending to the Board the election of such individuals. The Committee identifies qualified candidates in many ways including using outside search firms and by receiving suggestions from directors, management and shareowners. Shareowners wishing to recommend director candidates for consideration by the Committee can do so by writing to the Board Nominating and Governance Committee, c/o the Secretary of the Corporation at our corporate headquarters in Cedar Rapids, Iowa, giving the candidate's name, biographical data and qualifications. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. In addition to recommending nominees to the Committee, shareowners may also propose nominees for consideration at shareowner meetings. These nominee proposals must be provided timely and otherwise meet the requirements set forth in our By-Laws. See “Shareowner Proposals for Annual Meeting in 2014” set forth later in this proxy statement.
The Committee evaluates the qualifications of candidates properly submitted by shareowners under the same criteria and in the same manner as potential nominees identified by the Corporation. Director candidates are reviewed by the Committee as part of the Committee's Charter using various general guidelines set forth in the Board Membership Criteria, a copy of which is attached to the Board Nominating and Governance Committee Charter. Candidates are chosen with the primary goal of ensuring that the entire Board is balanced and collectively serves the interests of our shareowners. While the Committee does not have a formal policy with respect to diversity, the guidelines include taking into account such factors as diversity, background and experience, age and specialized expertise in the selection of candidates. In addition to the general guidelines, the Committee has identified the following minimum qualifications for Board membership: each nominee for director should be an individual of the highest character and integrity, have solid leadership skills, have experience at strategy/policy setting, have good communication skills, have a reputation for working constructively with others, have sufficient time available to devote to the affairs of the Corporation, be free of any conflict of interests that would interfere with the proper performance of the responsibilities of a director and be under the age of 72 as of the meeting of shareowners at which he or she will stand for election.
In connection with Mr. Edwardson's initial election to the Board, the Committee, among other things, sought to replace the experience and skills that the Board will be losing with the departure of Mr. Beall, a former chief executive officer. The Committee retained an outside search firm and asked Board members to recommend qualified candidates. The search firm vetted the recommended candidates together with the candidates it identified. Mr. Edwardson, who was recommended by the search firm, was chosen by the Committee as the strongest candidate meeting the Board Membership Criteria and also replacing the experience and skills that will be lost with Mr. Beall's departure.
Board's Role In Risk Oversight
The Board oversees the management of risks inherent in the operation of the Corporation's businesses and the implementation of its strategic plan. The Board reviews the risks associated with the Corporation's strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Corporation. In addition, the Board addresses the primary risks associated with the business of the Corporation on an ongoing basis at regular meetings of the Board.
Each of the Board's Committees also oversees the management of risks that fall within the Committee's areas of responsibility. In performing this function, each Committee has full access to management, as well as the ability to engage advisors. Non-Committee directors routinely attend each of the Committee meetings to help facilitate the Board's oversight role. The following paragraphs highlight risk matters overseen by two of the Board's Committees.
The Audit Committee oversees the operation of our Enterprise Risk Management program, including a review of the status of matters involving the primary risks for the Corporation. The Vice President and General Auditor, who regularly provides reports to the Audit Committee, assists in identifying, evaluating and monitoring risk management controls to address identified risks. The Audit Committee also oversees and monitors management's internal control over financial reporting and the preparation of the Corporation's financial statements. The Committee oversees the internal and external audits including the risk based approach used in the selection of audit matters. The Audit Committee provides reports to the Board that include these activities.
As part of its oversight of the Corporation's executive compensation program, the Compensation Committee, with the assistance of its independent compensation consultant, annually conducts a risk assessment of the Corporation's compensation policies and practices and reviews the internal controls and processes as they apply to compensation decisions and policies. The Compensation Committee provides reports to the Board that include its risk assessment and compensation decisions. Based upon its risk assessment, the Committee has identified several mitigating factors that help reduce the likelihood of undue risk taking related to compensation arrangements including, but not limited to, the use of multiple measures (earnings per share, sales, return on sales, operating cash flow and total shareowner return) in a balanced mix of annual and long-term incentive plans, use of multiple types of incentives (cash, stock options and performance shares), use of incentive payout caps in our annual and long-term incentive plans and executive stock ownership requirements that help to align incentives with long-term growth in equity values. Based on its review, the Compensation Committee has concluded that the Corporation's compensation policies and procedures do not encourage unreasonable risk taking.
Communicating With Board Members
As discussed above, the Chairman of the Executive Committee generally presides at regular executive sessions of our non-employee directors. Any shareowner or other interested party may communicate directly with this presiding director by sending an email to presiding director@rockwellcollins.com or writing to: Presiding Director, Rockwell Collins, Inc., 400 Collins Road NE, Cedar Rapids, IA 52498. Communications by shareowners or other interested parties may also be sent to non-employee directors, as a group or individually, by sending an email to board of directors@rockwellcollins.com or by writing to Board of Directors (or one or more directors by name), Attn: Corporate Secretary, Rockwell Collins, Inc., 400 Collins Road NE, Cedar Rapids, IA 52498. Upon receipt of any communication, the Corporate Secretary will determine the nature of the communication and, as appropriate, facilitate direct communication with the appropriate director.

CERTAIN TRANSACTIONS AND OTHER RELATIONSHIPS
The Board has adopted a Related Person Transaction Policy providing for the review and approval or ratification by the Audit Committee of certain transactions or relationships involving Rockwell Collins and its directors, executive officers, certain shareowners and their affiliates. The Audit Committee is responsible for reviewing these transactions and takes into account the pertinent facts and circumstances presented, and any other information they deem appropriate, to determine the disposition action that is in the best interests of the Corporation.
This written policy sets forth procedures for the review, approval or ratification and monitoring of transactions involving Rockwell Collins and “related persons.” For the purposes of the policy, “related persons” include executive officers, directors and director nominees or their immediate family members, or shareowners owning five percent or greater of Rockwell Collins' outstanding stock. The Related Person Transaction Policy defines “related person transactions” in accordance with applicable SEC rules as any transaction in which the Corporation was or is to be a participant, and in which a related person has a material direct or indirect interest that exceeds $120,000. The policy requires these related person transactions to be reviewed and approved or ratified by the Audit Committee. In addition, this policy requires related persons to disclose to the Audit Committee the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction and the related person's direct or indirect material interest in, or relationship to, the related person transaction.
The Corporation employed in a non-executive position the spouse of an executive (Roy Mattai, husband of Nan Mattai, Senior Vice President, Engineering and Technology) until his retirement on the last day of our 2012 fiscal year. Mr. Mattai received in excess of $120,000 in total employee compensation during the fiscal year. His compensation was established in accordance with the Corporation's customary employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. This employment relationship was approved by the Board.
The Corporation purchases goods and services in the ordinary course of business from companies where Mr. Edwardson served as an executive officer within the preceding three years. This relationship is further discussed above under the heading "Corporate Governance; Board Independence." This relationship is not material in amount and has been approved by the Board.
In addition, the Corporation assumed the responsibility to provide certain benefits to Mr. Beall, as described below under the heading “Compensation of Directors.” The Board approved the assumption of these benefits pursuant to the Related Person Transaction Policy.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors consists entirely of directors who meet the independence and other requirements of the New York Stock Exchange and applicable law. All three members have been deemed “audit committee financial experts” (as defined by applicable Securities and Exchange Commission rules) by our Board. The Committee has furnished the following report:
We assist the Board of Directors in overseeing and monitoring the integrity of the Corporation's financial reporting process, compliance with legal and regulatory requirements and the quality of the internal and external audit processes. Our roles and responsibilities are set forth in the Audit Committee Charter, which was adopted by the Board of Directors. We review and reassess the Charter periodically and recommend any changes to the Board for approval.
We are responsible for overseeing the Corporation's overall financial reporting process. In fulfilling our responsibilities for the financial statements for fiscal year 2012, we:

•	reviewed and discussed the audited financial statements for fiscal year 2012 with management and Deloitte & Touche LLP ("Deloitte"), our independent auditors;

•	reviewed and discussed management's report and Deloitte's report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;

•	discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 114 relating to the conduct of the audit; and

•
received written disclosures and the letter from Deloitte regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board. We discussed with Deloitte its independence, and considered whether the provision of non-audit services by Deloitte is compatible with maintaining its independence. All audit and non-audit services provided by Deloitte to the Corporation in fiscal year 2012 were pre-approved.

Based on our review of the audited financial statements and discussions with management and Deloitte, we recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for fiscal year 2012 for filing with the SEC. The Audit Committee also has reviewed the performance and independence of Deloitte and recommends that shareowners approve the selection of Deloitte as the Corporation's independent auditors for fiscal year 2013.

Audit Committee
Chris A. Davis, Chairman
David Lilley
Andrew J. Policano

EQUITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareowners. The following table provides information about each shareowner known to us to own beneficially more than five percent of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner	Shares	Percent of Class(1)

Capital World Investors(2) 333 South Hope Street Los Angeles, CA 90071	14,715,600	10.6

ValueAct Capital Master Fund, L.P.(3) 435 Pacific Avenue, Fourth Floor San Francisco, CA 94133	10,110,400	7.3

BlackRock, Inc.(4) 40 East 52 Street New York, NY 10055	8,160,088	5.9

(1)	Percent of class calculation is based on shares of Common Stock outstanding as of December 10, 2012.
(2) This information is based on a Schedule 13G filed with the SEC by this shareowner reporting that it beneficially owned these shares as of June 29, 2012.
(3) This information is based on a Schedule 13D filed with the SEC by this shareowner reporting that it beneficially owned these shares as of August 16, 2011.
(4) This information is based on a Schedule 13G filed with the SEC by this shareowner reporting that it beneficially owned these shares as of December 30, 2011.

Management Equity Ownership. The following table shows the beneficial ownership, reported to us as of December 1, 2012, of our Common Stock, including shares as to which a right to acquire ownership within 60 days of that date exists (for example, through the exercise of stock options or through various trust arrangements) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, of each director, each executive officer listed in the table and of such persons and other executive officers as a group.

	Beneficial Ownership on December 1, 2012
Name	Shares(1)		Percent of Class(2)
Clayton M. Jones	1,363,874	(3,4,5)	*
Donald R. Beall	143,390	(4,6,7)	*
Anthony J. Carbone	59,004	(4,6,7)	*
Chris A. Davis	52,098	(4,6,7)	*
Ralph E. Eberhart	11,632	(7)	*
John A. Edwardson	2,330	(7)	*
David Lilley	19,900	(7)	*
Andrew J. Policano	16,488	(7)	*
Cheryl L. Shavers	28,088	(4,6,7)	*
Jeffrey L. Turner	3,287	(7)	*
Robert K. Ortberg	280,559	(3,4,5)	*
Patrick E. Allen	260,210	(3,4,5)	*
Gregory S. Churchill	386,453	(3,4,5)	*
Kent L. Statler	137,959	(3,4,5)	*
All of the above and other executive officers as a group (24 persons)	3,702,528	(3,4,5,6,7,8)	2.7
* Less than one percent
(1) Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.
(2) The shares owned by each person, and by the group, and the shares included in the number of shares outstanding have been adjusted, and the percentage of shares owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.
(3) Includes shares held under our Retirement Savings Plan as of December 1, 2012. Does not include 13,825 share equivalents for Mr. Jones, 2,073 share equivalents for Mr. Ortberg, 2,119 share equivalents for Mr. Allen, 3,004 share equivalents for Mr. Churchill, 1,963 share equivalents for Mr. Statler and 39,922 share equivalents for the group, held under our Non-Qualified Savings Plan as of December 1, 2012. These share equivalents under the Non-Qualified Savings Plan are settled in cash in connection with retirement or termination of employment and may not be voted or transferred. Includes 22,572 shares for Mr. Allen that are pledged to a third party as security for a loan after Audit Committee approval consistent with the pledging policy described on page 27 of this proxy statement.

(4) Includes shares that may be acquired upon the exercise of outstanding stock options that are or will become exercisable within 60 days as follows: 1,175,300 for Mr. Jones, 15,000 for Mr. Beall, 15,000 for Mr. Carbone, 15,000 for Ms. Davis, 10,000 for Dr. Shavers, 240,933 for Mr. Ortberg, 218,566 for Mr. Allen, 335,250 for Mr. Churchill, 106,723 for Mr. Statler and 2,871,155 for the group.

(5) Does not include performance shares held by such persons for which shares of our Common Stock may be issued following the completion of any open three-year performance period, which shares are dependent on the level of achievement of our performance goals.

(6) Includes 21,381 shares for Mr. Beall, 11,984 shares for Mr. Carbone, 6,413 shares for Ms. Davis, and 4,632 shares for Dr. Shavers granted as restricted stock as compensation for services as directors.

(7) Includes 25,839 shares for Mr. Beall, 26,235 shares for Mr. Carbone, 26,924 shares for Ms. Davis, 11,632 shares for General Eberhart, 2,330 shares for Mr. Edwardson, 19,900 shares for Mr. Lilley, 16,488 shares for Dr. Policano, 13,456 shares for Dr. Shavers and 3,287 shares for Mr. Turner granted as restricted stock units as compensation for services as directors.

(8) Includes 8,448 shares under our Savings Plan, 644 shares under our Employee Stock Purchase Plan and 2,466 shares held in an IRA by spouses of executive officers as of December 1, 2012.

COMPENSATION OF DIRECTORS
2012 DIRECTOR COMPENSATION TABLE
The following table sets forth information regarding compensation for each of our non-employee directors for fiscal year 2012. Mr. Edwardson became a non-employee director after fiscal year 2012. Mr. Jones, who is a director and our chief executive officer, does not participate in the compensation program for non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equality Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)(6)	Total ($)
Donald R. Beall (7)	100,000	135,955	—	—	—	23,091	259,046
Anthony J. Carbone	110,000	136,258	—	—	—	12,943	259,201
Chris A. Davis	110,000	136,992	—	—	—	6,926	253,918
Ralph E. Eberhart	100,000	122,010	—	—	—	—	222,010
David Lilley	105,000	129,565	—	—	—	5,000	239,565
Andrew J. Policano	110,000	127,185	—	—	—	—	237,185
Cheryl L. Shavers	105,000	123,954	—	—	—	5,003	233,957
Jeffery L. Turner	100,000	3,503	—	—	—	—	103,503
(1) Non-employee directors receive an annual retainer fee of $100,000 that they may elect to receive in cash or restricted stock units (RSUs) in lieu of cash. Each of Messrs. Beall, Carbone and Lilley and Ms. Davis elected to defer 100% of their 2012 cash retainer into RSUs.
(2) The Audit Committee Chairman receives an annual fee of $10,000 and each other Audit Committee member receives an annual fee of $5,000. The Compensation Committee Chairman receives an annual fee of $10,000 and the Chairman of the Technology Committee and the Board Nominating and Governance Committee each receive an annual fee of $5,000. These fees may be paid in cash or in RSUs in lieu of cash, at the election of each Committee member. Ms. Davis and Messrs. Lilley and Carbone elected to defer 100% of their 2012 Committee fees into RSUs.
(3) The dollar value represents the aggregate grant date fair value of the RSUs in accordance with FASB ASC Topic 718 and does not reflect a reduction for possible forfeitures. Under the 2006 Long-Term Incentives Plan, non-employee directors receive an annual grant of RSUs determined by dividing $110,000 by our closing stock price on the date of the shareowner's annual meeting. RSU dividend equivalents accrue quarterly and are included in this column. The amount of Mr. Turner's Stock Awards is lower than the amount shown for the other directors due to timing of when he was appointed to the Board.
(4) No options were awarded to non-employee directors in fiscal year 2012. Our non-employee directors have outstanding equity awards as of the end of fiscal year 2012 as follows:

Name	Option Awards	Restricted Stock Awards	Restricted Stock Unit Awards
Donald R. Beall	15,000	21,381	25,378
Anthony J. Carbone	15,000	11,984	25,728
Chris A. Davis	15,000	6,413	26,417
Ralph E. Eberhart	—	—	11,632
David Lilley	—	—	19,416
Andrew J. Policano	—	—	16,488
Cheryl L. Shavers	10,000	4,632	13,456
Jeffrey L. Turner	—	—	3,287

(5) Represents cash dividends paid on restricted stock for Messrs. Beall and Carbone and Ms. Davis and Dr. Shavers.
(6) Mr. Lilley participated in our charitable matching gift program with matching gifts up to $5,000. The matching gift is shown in this column.
(7) Mr. Beall also receives benefits related to his prior service as an executive of a predecessor company. These additional benefits are disclosed further in the narrative below.
Our non-employee director compensation program is reviewed on an annual basis by the Compensation Committee's independent consultant. The Board of Directors sets non-employee director compensation at approximately the median of non-employee director compensation for Fortune 500 companies. The components of the program are described below.
Cash Compensation
All non-employee directors receive a retainer fee of $100,000 per year for service on the Board of Directors, payable in advance in equal quarterly installments. An additional $10,000 annual retainer fee is paid to the chairman of each of the Audit Committee and the Compensation Committee and an additional $5,000 annual retainer is paid to the chairman of each of the Technology Committee and the Board Nominating and Governance Committee. An additional $5,000 annual retainer fee is paid to each of the other Audit Committee members. Under the 2006 Long-Term Incentives Plan (2006 LTIP), each director has the option each year to determine whether to defer all or any part of his or her retainer fees by electing to receive restricted stock units valued at the closing price on the date the cash retainer payment would otherwise be paid. Directors are reimbursed for all reasonable expenses associated with attending Board and Committee meetings and otherwise relating to their director duties. Directors are also eligible to receive up to $5,000 in matching charitable gifts under our matching gift program.
Stock-Based Compensation
In addition to the retainer fees described above, each non-employee director is granted restricted stock units under the 2006 LTIP concurrently with the director's initial election to our Board. Prior to April 2012, our practice was to grant each non-employee director restricted stock units with a value of $200,000 upon initial election to the Board and then additional restricted stock units with a value of $100,000 at the next Annual Meeting of Shareowners so long as the director had served on the Board for at least one year. Effective April 2012, the value of the restricted stock units granted at initial election to the Board is equal to $100,000 plus a prorated amount determined by multiplying $110,000 by a fraction, the numerator of which is the number of days remaining until the next Annual Meeting of Shareowners and the denominator of which is 365. Following each annual meeting, continuing non-employee directors are granted restricted stock units with a $110,000 value as of the date of the meeting. These restricted stock units, which do not have voting rights, entitle the directors to a contractual right to receive at a future date the number of shares of Common Stock specified. Pursuant to the terms of the directors' restricted stock units, dividend equivalents in the form of additional restricted stock units accumulate on the date we otherwise pay dividends on our Common Stock and directors receive unrestricted shares of our Common Stock in payment for restricted stock units upon termination of service on our Board of Directors.
Other
Mr. Beall receives, in addition to the standard non-employee director compensation described above, approximately $24,000 per month for office, telecommunication and administrative services. Payment for these office, telecommunication and administrative services are benefits granted by Rockwell (now known as Rockwell Automation, Inc.) that were assumed by us in our spin-off from Rockwell (the “Distribution”) and are not compensation for services provided to us as a director. Mr. Beall also receives retirement benefits (principally defined benefit pension) as a result of his years of service with Rockwell that were assumed by us in the Distribution.
Director Stock Ownership Guidelines
Each non-employee director is required to own shares of our Common Stock with a market value of at least three times the annual retainer amount within four years of joining the Board of Directors. We consider all shares held as follows toward meeting these ownership guidelines: shares owned outright (including in trusts and those held by a spouse), shares of restricted stock and shares represented by restricted stock units. Unexercised stock options are not included toward meeting the guidelines. All of our non-employee directors, except Mr. Turner who joined the Board last year and Mr. Edwardson who joined in November, meet the ownership guidelines. The Compensation Committee's independent consultant reviews the ownership guidelines on an annual basis to ensure that they remain competitive with market practice.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (CD&A) provides detailed information about the compensation program for the Corporation's named executive officers:

•	Clayton M. Jones, Chairman and Chief Executive Officer

•	Robert K. Ortberg, President. Mr Ortberg was promoted to President on September 20, 2012. Prior to this date, he served as our Executive Vice President, Chief Operating Officer, Government Systems

•	Kent L. Statler, Executive Vice President, Chief Operating Officer, Commercial Systems

•	Patrick E. Allen, Senior Vice President, Chief Financial Officer

•	Gregory S. Churchill, Executive Vice President, International and Service Solutions
The CD&A includes the Compensation Committee's compensation philosophy, the objectives of our compensation program and a discussion of each element of compensation paid to the named executive officers for our most recently completed fiscal year. Unless otherwise noted, references to years in this CD&A are to our fiscal years.
Executive Summary
The Compensation Committee (“Committee”) believes in pay-for-performance and approves programs that are aligned with corporate and shareowner goals. To attract and retain top talent, target compensation is set around the median of the competitive market with the opportunity to achieve greater compensation if superior performance is achieved. Payments under our annual incentives and long-term performance shares are 100% performance-based and dependent on the achievement of annual and long-term performance goals approved by the Committee.
2012 Annual Performance
The Corporation's performance results were lower than our financial goal targets for 2012. As a result, and consistent with our pay-for-performance philosophy, our annual incentive plan payments were generally paid at 45% of target this year as compared to 112% of target last year.

•	Earnings per share of $4.41, excluding restructuring and asset impairments charges of $0.26 per share, was 2% less than our goal of $4.50, but exceeded our 2011 earnings per share of $4.06.

•
Our revenue of $4.73 billion was 4.4% less than our goal of $4.95 billion and slightly less than our 2011 revenue of $4.83 billion. This decrease in revenue was largely due to deteriorating conditions in the U.S. Government segment, as well as the Hawker Beechcraft bankruptcy which impacted our Commercial Systems business.

•
We achieved operating cash flow of $534 million, 21% below our 2012 goal of $675 million and 19% below our 2011 performance of $657 million, primarily due to lower sales, the Hawker Beechcraft bankruptcy and higher income tax payments.

•
Under the Board's qualitative assessment the Committee approved a payout of 4% against a target of 10%. The goals that comprise the Board’s qualitative assessment include enterprise goals that are made up of goals that position the Corporation for future growth/program pursuits, operational excellence and employee goals under our Value Proposition for People program. In approving the payout, the Committee considered the Corporation’s performance in light of overall industry performance, market conditions and unplanned circumstances that arose during the year.

For more information on the 2012 annual incentive plan payments, see “2012 Performance Results and Payments” on page 23 of this proxy statement.
2010–2012 Long-Term Performance
The Corporation's performance during the 2010–2012 period resulted in return on sales of 13% which was above the target of 12%, and cumulative sales of $14.1 billion which was below the target of $16.4 billion. This resulted in an 87% payout of the 2010–2012 performance shares as compared to the 104% payout of the 2009–2011 performance shares last year. The Corporation's total shareowner return (stock price return and dividend yield) ranked in the middle group of the twelve aerospace and defense peer companies. As a result, no adjustment was made to the payout based upon the Corporation's total shareowner return performance. For more information on the performance shares, see “Performance Share Payments for the three-year period ending in 2012” on page 25 of this proxy statement.
Results for purposes of calculating payments under the incentive plans were adjusted for the impact of acquisitions and divestitures in accordance with the terms of the performance share award agreements.
Compensation Practices Reflective of Good Governance
In addition to emphasizing pay-for-performance, our compensation program reflects good governance practices:

•	The Corporation adopted a clawback policy to supplement its other compensation recovery policies.

•	The Corporation adopted a pledging policy that requires pre-approval of any pledging of our Common Stock by executive officers and directors.

•	The Corporation enhanced an existing policy that prohibits the hedging of our Common Stock.

•	The Corporation has not entered into employment agreements with its executive officers.

•	Benefits are payable under executive change in control agreements only on a double trigger basis (i.e., a change in control and a qualifying termination of employment).

•	Tax gross-ups are not provided to executive officers for any benefits or compensation, including under the change of control agreements.

•	Benefit programs are generally the same for all employees.

•	Stock ownership requirements for named executive officers are in place and monitored annually.

•	The Committee is advised by an independent compensation consultant who advises on all named executive officer pay decisions and who also keeps the Committee apprised of compensation best practices.

•	Each year the Committee conducts a risk assessment of the Corporation's compensation policies and practices.

•
The Committee considers the results of the annual shareowners “say on pay” advisory vote on executive compensation. Given the strong support to our executive compensation program as reflected in last year's advisory vote on executive compensation, the design of our 2012 executive compensation was largely unchanged and continues to emphasize pay-for-performance.

Compensation Philosophy and Objectives
The Committee has developed and implemented compensation policies, plans and programs to provide competitive compensation that is highly dependent on the Corporation's performance and the enhancement of shareowner value, consistent with a pay-for-performance philosophy. Base salaries and target incentive compensation are set around the median compensation levels of other general industry companies of similar size. The Committee considers the total compensation package (earned or potentially available) in establishing each element of compensation.
Our compensation policies, plans and programs are designed to be:

•	Aligned with Shareowner Interests: The interests of executives should align with the interests of our shareowners by using performance measures that correlate with the creation of shareowner value.

•
Supportive of our Vision: Compensation should support the Corporation's vision roadmap defining who we are, what we stand for, what we hope to achieve and how we work across our company to achieve our goals and meet customer and shareowner expectations.

•
Competitive: The total compensation package should be competitive with the general industry peer group and at a level appropriate to attract, retain and motivate highly qualified executives capable of leading Rockwell Collins to greater performance.

•	Performance-based: A significant portion of compensation should be at risk and tied to corporate, business unit and individual performance.

•	Balanced: Compensation plan design should promote a balance between annual and long-term business results.

What Compensation is Intended to Reward
A substantial amount of the named executive officers' compensation is variable and tied to the achievement of both annual and long-term incentive plan goals. To support our pay-for-performance philosophy, performance is evaluated as follows:
Corporate Performance. Our annual incentive plan is designed to reward the achievement of annual financial and qualitative goals that are important to the current and future success of the Corporation. These goals are included in the Corporation's annual operating plan that is prepared by management and approved by the Board of Directors. The same annual incentive plan design and performance metrics apply to all named executive officers and most employees of the Corporation worldwide.
Our 2006 Long-Term Incentives Plan was established to reward the achievement of long-term financial goals and increased shareowner value. This plan applies generally to about 150 executives worldwide, including the named executive officers. Under this plan, we grant three-year performance shares and stock options.
Business Unit Performance. The Chief Executive Officer (“CEO”) reviews the performance of each business unit and shared service based on the achievement of goals included in the Corporation's annual operating plan consisting of both financial and qualitative measures. Based on this overall assessment, the CEO has been delegated the discretion by the Committee to adjust the annual incentive pool upward or downward by five percent to reflect the business unit's or shared service's performance.
Individual Performance. The Corporation's performance review and development plan applies to all salaried employees, including the named executive officers. Under this plan, an employee's performance is measured against the expectations of his or her position, whether he or she exhibits the Corporation's values in the performance of his or her job and whether the employee met or exceeded his or her individual performance goals. Individual performance goals are established at the beginning of each fiscal year and are aligned with the Corporation's annual operating plan. Performance under the plan is evaluated at the mid-year point and at the end of the fiscal year. The CEO approves the individual performance goals of the other named executive officers, evaluates their performance and recommends to the Committee any resulting performance adjustments to their salaries and annual incentive payments. The CEO's personal goals are approved by the Committee each year. Following the end of the fiscal year, the Committee, with input from the other directors, formally evaluates the CEO's performance during its executive session and approves any salary adjustment and/or individual performance adjustment to the annual incentive payment.
Roles and Responsibilities
Compensation Committee. The Committee has responsibility for the development and oversight of the Corporation's executive compensation program. The Committee consists entirely of independent directors. The Committee reports the results of its review and specific proposals regarding changes to compensation programs and actions regarding the executive officers to the Board of Directors. The Committee's duties and responsibilities are described under “Compensation Committee” on page 9 of this proxy statement.
Independent Consultant. The Committee selects and retains the services of an independent consultant to provide professional advice on the Corporation's executive compensation program and the non-employee director compensation program. The independent consultant, a managing principal at Semler Brossy Consulting Group, LLC (“independent consultant”), is retained directly by the Committee and provides no other service to the Corporation. The independent consultant interacts directly with the Committee's chairman, attends Committee meetings, assists with the design of compensation arrangements and provides an independent market assessment of peer companies and general industry compensation and practices. The independent consultant meets with new Committee members to orient them to the policies, plans and programs managed by the Committee. The independent consultant meets with management to collect information, to solicit management's input and to fully understand the Corporation's plans, goals and actual performance. The consulting relationship is reviewed by the Committee annually to determine its satisfaction with the services and advice provided by the independent consultant.
Management. The CEO reports to the Committee about the Corporation's performance, business unit performance and individual performance of the other executive officers. He also discusses the operational and financial plans for future performance periods (annual and long-term) as they relate to compensation decisions. The CEO provides input on the design of compensation programs and policies. He also makes recommendations for compensation changes for the other named executive officers. The Senior Vice President, Human Resources provides additional support, analysis and counsel, including execution of the programs under the supervision of the Committee. Certain members of management, including the CEO, regularly attend Committee meetings. The CEO is delegated authority to approve the compensation arrangements other than for designated senior executive positions in the Corporation, with limitations that are established by the Committee. The Committee typically meets for a portion of its meetings in executive session, with its independent consultant but without the CEO or other members of management. The Committee's deliberations on CEO compensation are held during a non-management executive session of the Committee that typically includes all non-executive board members.
Market Assessment
The Committee annually considers market data for total direct compensation (base salary plus annual and long-term incentives) for the named executive officers and other designated senior executives based on the independent consultant's review of market data. The Committee uses this market data to assess the competitiveness of the Corporation's executive compensation and the mix between fixed (base salary) and variable (annual and long-term incentives) compensation.
The Committee generally establishes base salaries as well as annual and long-term incentive targets around the median of the market data. Each executive can be paid above or below that amount based on years in the position, prior experience, individual performance and corporate performance. Although the Committee reviews market data, there is no commitment to tie any particular executive's compensation to the compensation paid by the peer group companies discussed below.
The Committee uses two sources of information to assess executive compensation, a general peer group comprised of companies with revenues similar to the Corporation and a peer group of companies in the aerospace and defense industry. The general peer group data is the primary source of market data and the aerospace and defense industry peer group is the secondary source. The general peer group provides more consistency year-over-year due to the large number of participants in the survey. A wider variety of positions are reported in the general peer group allowing more specific comparisons to the executive officers of the Corporation. The smaller group of aerospace and defense peers provide specific insight into industry practices and compensation decisions at individual companies.

•
General industry peer group: The Corporation's senior executives have skills that are in demand outside of the aerospace and defense industry. The independent consultant conducted a September 2011 analysis using compensation information from a widely utilized executive compensation resource, the Towers Watson Compensation Data Bank, to obtain market data to support the compensation decisions made in November 2011. The independent consultant reviewed the compensation levels at companies with similar revenues. The general industry peer group is comprised of 114 companies with revenues ranging from $3 billion to $6 billion; the Corporation's 2011 revenue was approximately $4.8 billion and its 2012 goal was $4.95 billion. As a result, the Committee believes that these companies are good comparators. The companies in the general industry peer group are listed on Appendix A.

•	The 2012 aerospace and defense industry peer group initially consisted of fourteen companies:

AAR Corporation	ITT Corporation
Alliant Techsystems Inc.	L-3 Communications Holdings, Inc.
The Boeing Company	Lockheed Martin Corporation
Esterline Technologies Corporation	Moog Inc.
General Dynamics Corporation	Northrop Grumman Corporation
Goodrich Corporation	Raytheon Corporation
Harris Corporation	Teledyne Technologies Inc.
During 2012, ITT Corporation and Goodrich Corporation were removed from the aerospace and defense industry peer group as a result of ITT Corporation's spin-off of its defense business and United Technology Corporation's acquisition of Goodrich Corporation. For 2013, these companies will be replaced with Exelis, Inc., ITT's spun-off defense business, and Spirit Aerosystems, Inc., a commercial supplier of airplane assemblies and components. These companies were recommended by the Committee's independent consultant because they have similar revenues to the Corporation and because of the industries in which they operate.
The aerospace and defense industry peer group is reviewed periodically by the Committee to assure that it continues to represent an appropriate group of competitive companies for executive compensation purposes. The companies were selected because they are representative of companies that compete with us for business and executive talent. Each year the independent consultant collects compensation data from public filings for each of these peer group companies. The Corporation's revenue is around the median of the peer group; however, because some companies are larger and some are smaller, the data is size-adjusted based on revenue to obtain a more comparable view of the market. This data is also interpreted giving consideration to year-over-year variability and the impact of changes of any individual named executive officer among the peer group companies.
Comprehensive Compensation Review
In the course of reviewing data from external sources and making decisions about the CEO's compensation or considering the CEO's recommendations for the other named executive officers, the Committee also reviews comprehensive compensation information for each named executive officer. This information includes detailed modeling of the current dollar value of all aspects of compensation, including base salary, annual and long-term incentives, perquisites, pension and savings plans, and health and welfare benefits. The Committee reviews this information to ensure that the total compensation awarded to each named executive officer is reasonable and consistent with the compensation philosophy and objectives discussed above.
Elements of the Compensation Program
The elements of the Corporation's executive compensation program are as follows: base salary, annual incentive, long-term incentives, benefits and perquisites. Each year the Committee approves the design and performance goals for both the annual and long-term incentives consistent with the Committee's compensation philosophy and objectives. The Committee considers the results of the annual advisory vote on executive compensation and incorporates such results as one of the many factors it considers in carrying out its responsibilities. The 2011 shareowner advisory vote results demonstrated continued strong support for the Corporation's executive compensation practices. The Committee did not implement any changes to the 2012 executive compensation program as a result of the 2011 shareowner advisory vote. In 2012, the Committee approved a clawback policy, a share pledging policy and an enhanced policy that prohibits the hedging of our Common Stock.
Allocation among the elements of total direct compensation.
The mix of base salary and annual and long-term compensation elements varies by position. To support the Corporation's pay-for-performance philosophy and consistent with external market assessment, the higher the level of responsibilities and accountability, the more compensation is at risk by being directly linked to achievement of the Corporation's annual and long-term performance goals.The allocation of target compensation for our named executive officers is shown below:

For purposes of determining the percentages shown above, it is assumed that annual incentives will be earned at target levels, stock options have a value determined by an option pricing model and the target number of performance shares awarded will have a value equal to the underlying value of the stock on the date of grant. Since these awards have both upside opportunity and downside risk, these percentages may not reflect the actual amounts realized.

Key Compensation Elements	Purpose
Base Salary	Forms basis for a competitive compensation program and attracting and retaining top executives
Reflects responsibilities, performance and experience of each executive
Annual Incentive Compensation	Aligns compensation with annual performance results
Encourages achievement of annual corporate financial goals
Business unit and individual payout adjustments provide focus on performance at the business unit and individual levels
Long-term Incentive Compensation	Alignment of executives with shareowner interests and long-term company performance
Encourages achievement of long-term business objectives
Promotes executive retention
Base Salary. Each of the named executive officers is paid a base salary for performance of his or her job duties and responsibilities. Base salary targets are generally set around the median of the competitive data; however, actual salaries can be below, at or above the median depending on performance and past experience. Newly promoted named executive officers are typically paid below the median of the competitive data with salary increases over time designed to move them to the median or above subject to meeting or exceeding their performance objectives.
Base salary is reviewed annually and consideration is given for base salary adjustments based on individual performance and available competitive data that is presented by the independent consultant. The salaries of the named executive officers are approved by the Committee after considering input from the CEO regarding base salary adjustments for the other named executive officers and consulting with the independent consultant and the Board of Directors. The base salaries for the named executive officers for each of the past three fiscal years appear in the Summary Compensation Table on page 29 of this proxy statement.
Base salary adjustments for 2012. The Committee approved a base salary increase for the CEO effective on December 31, 2011 of 3.5% to bring his salary to $1,138,500 per year, within the competitive range for similar-sized companies in the general peer group, and to recognize his leadership, the performance of the Corporation during challenging economic times and the achievement of his personal goals. The CEO recommended and the Committee approved base salary adjustments for the other named executive officers ranging from 2.7% to 5.7% using the same criteria, market position and performance, as for all other salaried employees. On September 22, 2012, Mr. Ortberg's salary was increased from $582,000 to $700,000 to reflect the increased responsibilities of his new position as our President.
Annual Incentives. Annual incentive plan participants are eligible for lump sum cash payments based on the achievement of specific financial and qualitative goals that are included in the Corporation's annual operating plan approved by the Board of Directors. The annual operating plan reflects the Corporation's performance commitments to its key constituents, shareowners, customers and employees for the upcoming year. Prior to the beginning of each year, the Committee, with input from other members of the Board of Directors, management and the independent consultant, determines the performance measures that are most important for the Corporation to achieve its goals.
2012 Target Annual Incentive Awards. The target awards are expressed as a percentage of salary paid during the fiscal year. Target annual incentive amounts for the named executive officers are reviewed annually by the Committee using the competitive information provided by the independent consultant. For 2012, Mr. Jones' target was increased from 110% to 120%, Mr. Ortberg's and Mr. Statler's targets were increased from 75% to 80% and Mr. Allen's target was increased from 70% to 75%. Target awards are set around the median of the competitive data for each position. In assessing the competitive data, the Committee will make changes to targets only if the competitive data shows that any increases have been sustained over a two-year period.

Position	2012 Target
Chairman and CEO	120%
EVP, COO, Government Systems	80%
EVP, COO, Commercial Systems	80%
SVP, CFO	75%
EVP, International and Service Solutions	70%
The annual incentive plan is designed to provide competitive annual incentive payments if target goals are achieved, to provide above-target payments if these goals are exceeded and to provide below target payments or no payments if the goals are not achieved. Annual incentive payments can range from zero to 200% of the annual incentive target based on the performance achieved against the financial and qualitative goals in the annual operating plan. Each named executive officer's annual incentive payout, other than the CEO's, is subject to business unit, as well as individual, adjustments of plus or minus five percent in accordance with recommendations from the CEO to the Committee. The Committee may similarly adjust the CEO's annual incentive payout. Effective September 22, 2012, Mr. Ortberg's annual incentive target was increased to 95% to reflect the increased responsibilities of his new position as our President.
2012 Performance Goals. For each of the financial measures, the Committee establishes target goals based on the Corporation's annual operating plan approved by the Board of Directors. A minimum threshold below which no payment will be made and stretch goals are set for each measure to establish the maximum payout for the year.
The 2012 financial goals consisted of earnings per share, sales and operating cash flow which collectively made up 90% of the annual bonus opportunity. The remaining ten percent consisted of goals established under the Board's qualitative assessment in the categories of future growth/program pursuits, operational excellence, employee goals under the Corporation's Value Proposition for People Program, comparison to industry performance, market conditions, execution of strategies and response to unplanned circumstances during the year. The CEO presents a detailed report on the achievement of these goals to the Committee at the end of the year and the Committee exercises its judgment in determining the Corporation's performance against these qualitative goals.
Our 2012 earnings per share, sales and operating cash flow target goals were each set at the midpoint of the Corporation's initial 2012 financial guidance. The weighting of the performance measures is evaluated each year. For 2012, the sales and operating cash flow weightings were respectively decreased and increased each by five percent to reflect the added importance of operating cash flow during turbulent economic times. Earnings per share continued to be the highest weighted measure due to its importance to shareowners.

Measure	Earnings per share	Sales	Operating Cash Flow	BOD Qualitative Assessment

2012 Weighting	45%	25%	20%	10%
2011 Weighting	45%	30%	15%	10%
2012 Performance Results and Payments. Financial performance for 2012 and the Committee's assessment of the goals under the Board's qualitative assessment resulted in a payout of 45% of the target award before any adjustments for business unit or individual performance. For Messrs. Jones and Ortberg, payouts were made at 40% of target due to lower than expected financial results from our Government Systems business in the fourth quarter of the fiscal year. Actual performance in 2012 against target goals is summarized in the following table.

Measure	Earnings per share ($)		Sales ($B)		Operating Cash Flow ($M)		BOD Qualitative Assessment	Payout
2012 Target	4.50	45%	4.95	25%	675	20%	10%	100%
2012 Results*	4.41	35%	4.73	6%	534	0%	4%	45%
*Sales and earnings per share were adjusted for acquisitions, divestitures and certain other nonrecurring items in accordance with the plan.

Long-Term Incentives. The purpose of our long-term incentive compensation plan is to align an executive's performance to the long-term success of the Corporation. Compensation from long-term incentives makes up a significant portion of the overall compensation of the named executive officers, is tied to growing the Corporation's stock price and is contingent on whether three-year financial targets are achieved. Our 2006 Long-Term Incentives Plan provides the Committee with the flexibility to grant long-term incentive awards in a variety of forms. The Committee currently grants long-term incentive compensation in the form of stock options and three-year performance shares. In addition to their alignment to the Corporation's long-term success, these performance-based awards are designed to drive shareowner value while also serving as an important retention tool because they are each earned over three years.
The payment of performance shares, which can range from zero to 200% of the target, is dependent on organic sales growth and return on sales (net income divided by total sales) to encourage profitable growth. A peer performance modifier, based on total shareowner return (TSR) defined as share price growth and dividend yield over the three-year period, can drive an adjustment up or down by 20% of the amount otherwise payable as noted below:

Relative TSR Performance to Peer Group	Total Shareowner Return Modifier
> 80th percentile	120%
> 65th – < 80th percentile	110%
> 40th – < 65th percentile	100%
> 20th – < 40th percentile	90%
< 20th percentile	80%
2012 Long-Term Incentives Grant. At its November 2011 meeting, after consulting with the independent consultant, the Committee granted stock options and three-year performance shares (for the 2012–2014 performance period) to the CEO, the other named executive officers and certain other executives under the 2006 Long-Term Incentives Plan. The target awards in dollars for the CEO and other named executive officers were established after taking into account levels of responsibility, the past three years of competitive market data and the relative contribution of each position to the business (i.e., internal equity or consistency between positions). Except for the CEO, all target values were unchanged year over year. The CEO's target was increased by $250,000 to recognize his leadership, the performance of the Corporation during challenging economic times and the achievement of his personal goals. The target dollar value of the long-term incentives granted to each of the named executive officers for the 2012–2014 fiscal year period is shown below:

Position	2012–2014 Target Value ($)
Chairman, President and CEO	4,000,000
EVP, COO, Government Systems	1,100,000
EVP, COO, Commercial Systems	1,100,000
SVP, CFO	1,000,000
EVP, International and Service Solutions	900,000
Stock Options - 50% of the 2012 target dollar value for each named executive officer's long-term incentive award was granted as stock options. The number of stock options granted is determined on the date of grant by dividing the targeted dollar value of stock options by the fair value of one stock option (using a Binomial Lattice option pricing model for valuation) and rounded up to the nearest 100 shares. The options vest in three equal amounts on the first, second and third anniversaries of the grant date. The exercise price of the stock options is equal to our closing share price on the date of grant.
Performance Shares - the remaining 50% of the 2012 target dollar value for each named executive officer's long-term incentive award was granted in the form of three-year performance shares. The number of performance shares granted is determined by dividing the remaining 50% of the 2012 long-term incentive target dollar value by the closing price of our Common Stock on the date of grant. The number of performance shares paid at the end of the three-year performance period can range from zero to 200% of the target and is dependent on achievement of pre-established organic sales growth and return on sales (net income divided by total sales) goals for the years 2012–2014. As noted above, the number of performance shares is also subject to adjustment based upon the Corporation's relative TSR performance to the aerospace and defense peer group.

Financial Goals:
The 2012–2014 financial goals focus on the long-term profitable growth of the Corporation as measured by return on sales and cumulative sales, and total return to shareowners relative to aerospace and defense industry peer group companies. The cumulative sales and return on sales goals are shown below.

Performance Level	Cumulative Sales		Return on Sales		Target Total Payout %
	Goal ($B)	Target Payout %	Goal	Target Payout %
Target	16.06	40%	12.5%	60%	100%
Cumulative sales reflect an average annual organic growth rate of 5.4% per year for the 2012–2014 performance period. This represents a 2.6% decrease in the average annual organic growth from the prior cycles to reflect the expected decline in U.S. defense spending. The three-year cumulative sales goal of $16.06 billion is 2% less than the $16.4 billion goal used in the previous two cycles.
Return on sales is determined by dividing net income by the total sales for the years 2012–2014. The target was set at 12.5%, half a percent higher than the goal established from the prior cycle to reflect the Corporation's historical strong return on sales performance. The return on sales goal encourages profitable growth and significantly exceeds the return on sales generally achieved by the aerospace and defense industry peer companies.
The Committee made changes impacting how performance shares could be earned as compared to prior years. In prior years, the payout of performance shares was determined based on a matrix design. For 2012–2014, the Committee adopted an additive design where the number of performance shares that can be earned is determined by adding the number earned based upon the cumulative sales results to the number earned based on the return on sales results. This additive design is also used under the annual incentive plan. For 2012–14, the Committee weighted the goals so that 60% of the award opportunity is dependent on return on sales to provide a greater emphasis on profitable growth. The remaining 40% of the award opportunity may be earned based upon the Corporation's cumulative sales achievement. This change was made to simplify the design of the performance shares and promote a greater focus on each of the performance goals separately. In setting the goals, the Committee considered management's expectations of the performance of these measures as reflected in the Corporation's five-year plan, analyst expectations, and the goals and performance achieved in prior cycles.
Peer performance modifier:
Consistent with performance share grants in prior years, the 2012–2014 performance shares are subject to a peer performance modifier based upon the Corporation's total shareowner return relative to the aerospace and peer group companies. In addition to a positive or negative 20% adjustment as in prior performance periods, there can also be positive or negative adjustments in increments of 10% up to a maximum adjustment of positive or negative 20% for the 2012–2014 performance period. The Committee introduced more adjustment tiers to better reflect the Corporation's total shareowner return performance relative to the aerospace and defense peer group companies.
The total number of shares awarded in November 2011 to 141 executives for stock options and performance shares at target payout represented in the aggregate less than one percent of the total shares outstanding as of the date of grant. The Committee will review the level of achievement against the pre-established financial goals at its November 2014 meeting and determine the payment, if any, earned by participants for the 2012–2014 performance shares.
Performance Share Payments for the three-year period ending in 2012. In November 2012, the Committee also determined the payments to participants for the three-year performance shares granted in November 2009 covering the fiscal years 2010 through 2012. The pre-established goals for the three-year period were for cumulative sales and return on sales. Performance for the three-year performance period is summarized below:

•
Return on sales, after adjustment for acquisitions and non-recurring items, was 13%, exceeding the target of 12%. This compares to a median return on sales of 6.4% among the aerospace and defense industry peer companies over the same period.

•	Cumulative sales, after a net reduction of $59 million to reflect the impact of acquisitions and dispositions, was $14.137 billion compared to a goal of $16.4 billion.

•
Total shareowners return (stock price plus dividends) ranked in the middle group of the aerospace and defense peer companies. As a result, there was no total shareowner return adjustment to the payout.

Based on the Corporation's financial performance, 87% of target performance shares were earned for the 2010–2012 performance period. Payments were made to 142 executives of the Corporation, including the CEO and other named executive officers, based on the formula established for the awards.
Equity grant practices. The Committee has continued to follow a practice of granting long-term incentives (including stock options) at its November meeting each year. The meeting date is scheduled at least one year in advance. This meeting follows the public release of annual earnings typically by about two weeks. This allows the market to absorb the impact of the Corporation's public release of year-end financial results before the Committee makes the annual grant. The Committee on occasion will make grants at other regularly scheduled meetings when a new executive is named either as a result of an internal promotion or hiring. The Committee has delegated to the CEO the authority to make individual equity grants to positions below certain designated senior executive positions. These grants are approved by the CEO on the date of a regularly scheduled meeting of the Board of Directors. The Committee reviews the use of this delegation at its November meeting each year.
Benefits
The named executive officers generally are covered by the same broad range of benefit programs available to other U.S. salaried employees of the Corporation. These benefits include medical, prescription drug, dental, vision, flexible spending accounts, defined contribution savings plans, employee stock purchase plan, life insurance, disability payments and vacation. The Corporation provides a broad array of benefit programs to attract and retain a skilled and highly talented workforce and to provide employees with choices to meet their personal needs. These benefits are reviewed periodically to assure that they remain competitive and cost effective. It is the Corporation's intention to provide a comprehensive benefits program that in total value is around the median of competitive practice.
Deferral Plans
To provide a tax-effective opportunity to save for retirement or other future needs, the Board of Directors has authorized compensation plans that allow for the elective deferral of the receipt of base salary and annual incentive awards when earned and otherwise payable to eligible employees. Eligible employees include the named executive officers and a select group of other management and professional employees. Deferred amounts accrue earnings or losses based on each participant's selection of investment choices that generally mirror the funds provided in the Corporation's qualified savings plan.
Perquisites
As part of a comprehensive executive compensation program, the Committee has provided the named executive officers certain annual perquisites, including the following: car allowance, financial planning allowance, reimbursement for an executive physical exam, executive long-term disability benefits, event tickets and airline club memberships. Our named executive officers are permitted to use the Corporation's aircraft for personal use on a very limited basis.
The perquisites we provide are designed to be competitive within the general industry peer group. They are reviewed annually by the Committee to assure that they continue to be competitive and consistent with the Committee's overall compensation philosophy. Details about the perquisites provided to the CEO and other named executive officers are included in Note 7 to the Summary Compensation Table.
Stock Ownership Guidelines; Hedging and Pledging Restrictions
The Committee believes that senior executives should have a significant equity interest in the Corporation. To promote equity ownership and further align the interests of senior executives with the Corporation's shareowners, the Committee established ownership guidelines for certain senior executives.
These guidelines require that each named executive officer own shares of the Corporation's Common Stock with a market value of at least a specified multiple of his salary within a predetermined time period. The guidelines are as follows:

Stock Ownership as a Multiple of Base Salary
CEO	6x
Other Named Executive Officers	3x
Progress toward meeting the guidelines is reviewed by the Committee annually. Based on the Corporation's 2012 fiscal year end stock price of $53.64 per share, the ownership guidelines have been met, or are projected to be met in accordance with the guidelines.
The Committee considers the following as shares held toward meeting the ownership requirements: shares and share equivalents owned outright (including in trusts and those held by a spouse), shares in the qualified savings plan and share equivalents held in the non-qualified savings plan. Unexercised stock options and unearned performance shares are not included toward meeting the guidelines. The Corporation's insider trading guidelines prohibit our executive officers or employees from selling our Common Stock “short,” entering into any puts or calls relating to our Common Stock or hedging. In addition, pledging of our stock by executive officers and Directors is subject to prior approval. Any pledge by the Chairman of the Board of Directors, the CEO, the President, the Chief Financial Officer, the Vice President and Controller, the Vice President and General Auditor and the General Counsel and Secretary shall not be permitted without the consent of the Audit Committee of the Board of Directors. Any pledge by a Director or any other executive officer shall not be permitted without the consent of the Chairman of the Board of Directors. In deciding whether to grant consent, the Audit Committee or the Chairman, as the case may be, will consider the number of shares proposed to be pledged, the potential impact of a forced sale of the pledged stock on the Corporation's stock price, the length of the loan, the ability of the individual to repay the loan without recourse to shares, stock ownership guidelines applicable to the individual and such other factors determined to be relevant under the circumstances.
Employment, Severance and Change of Control Agreements
The Corporation does not generally enter into employment contracts with its executive officers, including severance arrangements. None of our named executive officers have employment contracts. The executives serve at the will of the Board of Directors. This approach allows for removal of an executive officer prior to retirement whenever it is in the best interest of the Corporation to do so, with discretion on whether to provide any severance benefits (excluding vested benefits). On the rare occasion when an executive officer is removed, the Committee exercises its business judgment in approving any appropriate separation agreement in consideration of all relevant circumstances, including the individual's term of employment, past accomplishments and reasons for separation.
The Committee has approved change of control employment agreements with each of the named executive officers and with certain other executives. The current agreements were approved in 2009 after reviewing the competitive data for similar arrangements with the independent consultant. The Committee has adopted these agreements to provide executive officers with a strong incentive to continue their employment with the Corporation if there is a change of control, or the threat of such a transaction, and to maintain a competitive total compensation program. These change of control employment agreements protect executives if they are terminated by an acquiror following a change of control.
Change of control severance payments are subject to a “double trigger” requiring that a change of control occur and a termination, or constructive termination, of employment also occur within a two-year protected period. Additionally, stock options and performance shares have “double trigger” vesting. Our named executive officer's change of control agreements are automatically renewed each year with a one-year term unless 60-days notice of non-renewal is given prior to the renewal date. There are no excise tax gross-ups of these change of control benefits. As described in more detail under “Potential Payments Upon Termination or Change of Control,” the severance benefit under the change of control of agreement is equal to three times the named executive officer's annual compensation, which is the sum of his annual salary and annual incentive bonus target. The Committee has determined, based upon its independent consultant's review of competitive practices, that the severance benefit will not exceed two times any new executive officer's annual compensation, except for the severance benefit that may be paid to a new chief executive officer.
The Committee has provided for special treatment of long-term incentive awards upon death, disability and retirement, as well as change of control. The Committee evaluates these provisions from time to time and believes they are appropriate as part of a competitive total compensation program. For additional details about the terms and potential payments in the event of change of control and other separations, see the discussion of “Potential Payments upon Termination or Change of Control.”

Payment Recovery Provisions
Executive officers are subject to certain restrictive agreements upon a termination of employment, including confidentiality restrictions, mutual arbitration agreements, non-competition covenants and employee non-solicitation arrangements. An executive could lose all outstanding long-term incentives and/or be required to refund various long-term incentive benefits realized in the prior two-year period for breaching the non-compete or non-solicitation restrictions.
The CEO and CFO could also be required by law to reimburse the Corporation for certain incentive compensation amounts received associated with misconduct leading to an accounting restatement. In addition to the recovery provisions stated above, the Committee recommended and the Board of Directors adopted a clawback policy that allows the Board, at its discretion, to recover annual incentive payments, performance share payments and stock option gains from a covered executive if the Board determines that the covered executive engaged in fraud or illegal activity and as a result there was a substantial negative impact to the Corporation or its financial condition, including upon a financial restatement. Under the policy, the Board may recover the last three incentive compensation and performance share payments and any gains realized upon the exercise of stock options in the preceding three years. The clawback policy covers all of our executive officers, as well as certain other executives.
Tax Deductibility of Executive Compensation
Under Internal Revenue Code Section 162(m), a publicly-held Corporation may not deduct in any taxable year compensation in excess of one million dollars paid in that year to its CEO and its other named executive officers (other than its CFO) unless the compensation is “performance based.” Annual incentive plan payments, grants of stock options and grants of performance shares are designed to be "performance based" compensation. Since the Committee retains discretion with respect to base salaries and certain other compensation awards, those elements do not qualify as “performance based” compensation for these purposes. For fiscal year 2012, the Committee believes that all of the compensation for the named executive officers is deductible under this tax code provision, other than the portion of Mr. Jones' base salary and perquisites that is in excess of one million dollars.
Bonuses under the Corporation's Annual Incentive Plan for the named executive officers are paid pursuant to the 2006 Annual Incentive Compensation Plan for Senior Executive Officers to ensure that the payments may be fully deductible to the Corporation for tax purposes. This plan defines a maximum amount for the awards that can be allocated each year to each of the named executive officers. The annual incentive awards actually paid to these executives have always been well below this plan's maximum. The Committee uses its discretion to reduce the amount otherwise payable under this plan so these senior executives earn fully deductible annual incentive payments based on the achievement of the same performance goals set forth in the annual incentive plan that applies to all employees generally.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the executive compensation program in a manner that serves the interests of the Corporation and its shareowners. For a discussion of the policies and procedures, see “Corporate Governance; Board of Directors and Committees—Compensation Committee” in this proxy statement.
Management of the Corporation prepared the Compensation Discussion and Analysis of the compensation program for named executive officers. We reviewed and discussed the Compensation Discussion and Analysis for fiscal year 2012 (included in this proxy statement) with management. Mr. Edwardson's name does not appear below because he did not participate in any of the compensation decisions made during fiscal year 2012 since he joined the Compensation Committee in fiscal year 2013. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the 2012 Form 10-K for filing with the Securities and Exchange Commission. The Board has approved that recommendation.
Compensation Committee
Anthony J. Carbone, Chairman
Ralph E. Eberhart
Jeffrey L. Turner

SUMMARY COMPENSATION TABLE
The following table sets forth information concerning compensation, from all sources, paid to or earned by our chief executive officer, chief financial officer and our other three most highly compensated executive officers at fiscal year end 2012 (the "named executive officers"), for services rendered in all capacities to us and our subsidiaries for the 2012, 2011 and 2010 fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value ($)(6)	All Other Compensation ($)(7)	Total ($)
Clayton M. Jones, Chairman and CEO	2012	1,128,876	--	2,440,065	2,000,160	541,860	896,613	247,783	7,255,357
	2011	1,083,751	--	1,818,789	1,875,525	1,335,181	668,215	218,371	6,999,832
	2010	1,022,538	--	1,242,534	1,751,040	746,453	1,640,505	159,018	6,562,088
Robert K. Ortberg, President	2012	579,270	--	671,055	550,044	186,177	233,133	123,870	2,343,549
	2011	556,501	--	533,529	550,154	467,000	114,296	102,130	2,323,610
	2010	521,101	--	390,511	550,400	285,303	157,984	81,470	1,986,769
Kent L. Statler, EVP and COO, Commercial Systems	2012	556,001	--	671,055	550,044	200,160	253,210	111,128	2,341,598
	2011	533,250	--	533,529	550,154	452,000	115,435	94,679	2,279,047
	2010	480,278	--	248,507	350,720	250,646	157,985	76,009	1,546,145
Patrick E. Allen, SVP and CFO	2012	547,500	--	610,050	500,040	184,781	201,844	94,565	2,138,780
	2011	518,750	--	485,021	500,140	411,000	92,700	81,528	2,089,139
	2010	492,020	--	319,509	450,560	257,672	127,926	71,581	1,719,268
Gregory S. Churchill, EVP International and Service Solutions	2012	558,251	--	549,045	450,036	175,849	547,954	116,625	2,397,760
	2011	547,000	--	436,514	450,126	429,000	278,767	111,914	2,253,321
	2010	540,777	--	390,511	550,400	283,877	392,154	89,800	2,247,519
(1) Salaries reported are based on a fiscal year, while any approved adjustments to salary are implemented on a calendar year basis. Salaries include amounts deferred to the Corporation's qualified and non-qualified savings plans, as well as to the Corporation's deferred compensation plan. The annual salary reported in the table may vary from year to year in part because the number of days in our fiscal year varies.
(2) No discretionary bonus was paid to any named executive officer.
(3) The dollar values set forth represent the aggregate grant date fair value for stock awards and stock options, respectively, in fiscal years 2012, 2011 and 2010 in accordance with FASB ASC Topic 718 and do not reflect a reduction for possible forfeitures. Generally, the aggregate grant date fair value is the amount we expect to expense on the date of grant in our financial statements over the vesting schedule of an award. These amounts represent our expected accounting expense and do not correspond to the actual value that may be realized by the named executive officers. A discussion of the assumptions used in calculating the aggregate grant date fair values for the stock awards and stock options is set forth in Note 13 of the Notes to Consolidated Financial Statements in our 2012 Annual Report on Form 10-K.
(4) The vesting of the performance shares is dependent on our achievement of cumulative sales and return on sales over a three year period. The number of shares that vest is also subject to adjustment based on our relative total shareowner return as compared to the peer companies as described on page 25 of this proxy statement. The dollar values set forth in this column represent the aggregate grant date fair value of the performance shares based upon the probable outcome of the achievement of our cumulative sales and return on sales goals on the date of grant. Since the probable outcome of achievement of these goals on the date of grant may vary year over year, and individual performance share targets may also vary, the dollar values reported may vary year over year. The aggregate grant date fair value of the 2012 performance shares assuming that the cumulative sales and return on sales goals are fully achieved would result in an additional value of $1,560,042 to Mr. Jones, $429,035 to Mr. Ortberg, $429,035 to Mr. Statler, $390,032 to Mr. Allen and $351,029 to Mr. Churchill.
(5) The dollar values in this column represent Annual Incentive Compensation Plan payments.
(6) The increase in the actuarial value of these benefits is primarily attributable to the fact that a lower discount rate of 3.56% was used to value these benefits this year as compared to last year; no additional amounts are payable to our named executive officers under our defined benefit pension plans, which were frozen in 2006 for all of our salaried employees. The actuarial value of these benefits fluctuates from year to year based on required changes in discount rates. The 2012 increase in the present value of qualified and non-qualified pension plan benefits for each named executive officer is as follows: Mr. Jones $92,561 in the qualified plan and $804,052 in the non- qualified plan, Mr. Ortberg $128,687 in the qualified plan and $104,446 in the non-qualified plan, Mr. Statler $115,989 in the qualified plan and $137,221 in the non-qualified plan, Mr. Allen $68,916 in the qualified plan and $132,928 in the non-qualified plan and Mr. Churchill $163,263 in the qualified plan and $384,691 in the non-qualified plan. For more information about these plans, see the Pension Benefits section below.

(7) Includes the aggregate incremental cost to the Corporation of providing perquisites and personal benefits to the named executive officers for the year. Named executive officers are eligible for automobile allowances, airline club memberships, financial planning, an executive long-term disability benefit, event tickets and an executive physical. The aggregate incremental cost of the executive long-term disability benefit is calculated based on the additional cost to insure this benefit as compared to the long-term disability benefit provided to employees generally.
For Mr. Jones the amount in this column for 2012 represents the sum of the following components: $25,200 for automobile allowance, contributions to the Corporation's qualified and non-qualified savings plans made up of $67,688 in company matching contributions and $147,799 in retirement contributions, $3,433 for the incremental cost of the executive long-term disability benefit, plus other perquisites totaling $3,663 comprised of an executive physical, incidental costs from attendance at an offsite Board meeting and financial planning.
For Mr. Ortberg the amount in this column for 2012 represents the sum of the following components: $20,500 for automobile allowance, contributions to the Corporation's qualified and non-qualified savings plans made up of $34,597 in company matching contributions and $62,617 in retirement contributions, $2,750 for an executive physical plus other perquisites totaling $3,406, comprised of the incremental cost of the executive long-term disability benefit, incidental costs from attendance at an offsite Board meeting and event tickets.
For Mr. Statler the amount in this column for 2012 represents the sum of the following components: $20,400 for automobile allowance, contributions to the Corporation's qualified and non-qualified savings plans made up of $33,337 in company matching contributions and $50,381 in retirement contributions, $3,890 for an executive physical, plus other perquisites totaling $3,120 comprised of the incremental cost of the executive long-term disability benefit, incidental costs from attendance at an offsite Board meeting, financial planning and event tickets.
For Mr. Allen the amount in this column for 2012 represents the sum of the following components: $20,400 for automobile allowance, contributions to the Corporation's qualified and non-qualified savings plans made up of $32,815 in company matching contributions and $37,690 in retirement contributions, plus other perquisites totaling $3,660 comprised of the incremental cost of the executive long-term disability benefit, financial planning and incidental costs from attendance at an offsite Board meeting.
For Mr. Churchill the amount in this column for 2012 represents the sum of the following components: $20,400 for automobile allowance, contributions to the Corporation's qualified and non-qualified savings plans made up of $33,478 in company matching contributions and $59,218 in retirement contributions, plus other perquisites totaling $3,529 comprised of the incremental cost of the executive long-term disability benefit, incidental costs from attendance at an offsite Board meeting, an executive physical, an airline club, financial planning and event tickets.

GRANTS OF PLAN-BASED AWARDS
Shown below is information on grants to the Named Executive Officers of plan-based awards during fiscal year 2012.

Name	Grant Date	Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All other Stock Awards: Number of Shares Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Target ($)	Maximum ($)	Target (#)	Maximum (#)
Jones	10/1/2011	ICP(1)	1,354,651	2,709,302	—	—	—	—	—	—
	11/14/2011	Performance Shares (2)	—	—	36,358	87,259	—	—	—	2,440,065
	11/14/2011	Stock Options (3)	—	—	—	—	—	144,000	55.01	2,000,160
Ortberg	10/1/2011	ICP (1)	463,416	926,832	—	—	—	—	—	—
	11/14/2011	Performance Shares (2)	—	—	9,999	23,998	—	—	—	671,055
	11/14/2011	Stock Options (3)	—	—	—	—	—	39,600	55.01	550,044
Statler	10/1/2011	ICP (1)	444,801	889,602	—	—	—	—	—	—
	11/14/2011	Performance Shares (2)	—	—	9,999	23,998	—	—	—	671,055
	11/14/2011	Stock Options (3)	—	—	—	—	—	39,600	55.01	550,044
Allen	10/1/2011	ICP (1)	410,625	821,250	—	—	—	—	—	—
	11/14/2011	Performance Shares (2)	—	—	9,090	21,816	—	—	—	610,050
	11/14/2011	Stock Options (3)	—	—	—	—	—	36,000	55.01	500,040
Churchill	101/2011	ICP (1)	390,776	781,551	—	—	—	—	—	—
	11/14/2011	Performance Shares (2)	—	—	8,181	19,634	—	—	—	549,045
	11/14/2011	Stock Options (3)	—	—	—	—	—	32,400	55.01	450,036
(1) The amount set forth in this row represents the 2012 annual incentive established for each named executive officer under the Annual Incentive Compensation Plan (ICP), which is an incentive program designed to reward the achievement of annual performance goals. The performance measures and methodology for calculating payouts are described in the "Compensation Discussion and Analysis." See the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for the amounts paid for 2012. The annual incentive pool under the ICP is the sum of all target bonuses for the named executive officers and other executives who participate in the annual incentive plan multiplied by the annual incentive payout percent based on the performance of the Corporation against the goals that were established for the year. The incentive pool is subject to business unit, as well as individual, adjustments in accordance with recommendations from the CEO to the Compensation Committee.
(2) The amounts set forth in this row represent the 2012 annual performance share awards granted in November 2011 under our 2006 Long-Term Incentives Plan. These long-term incentive grants are designed to reward the achievement of return on sales and cumulative sales growth goals over a three-year performance period. Payouts can range from 0 to 200% of target and may be further adjusted based on our total shareowner return for the performance period as measured against a group of peer companies. This adjustment is a multiplier that can range from plus 20% to minus 20%. See the "Compensation Discussion and Analysis" for more information. Until the distribution of any Common Stock after the performance period is complete, executives do not have rights to vote the shares, receive dividends or any other rights as a shareowner. Named executive officers must remain employed through the performance period to earn an award, although pro-rata vesting will occur if employment terminates earlier due to retirement, death or disability. See the "Potential Payments Upon Termination or Change of Control" for further discussion.
(3) The amounts set forth in this row are the number of stock options granted in November 2011 under our 2006 Long-Term Incentives Plan. The grant date fair values for these stock options were computed as described in Note 13 of the Notes to Consolidated Financial Statements in our 2012 Annual Report on Form 10-K. Stock options vest in three equal annual installments beginning on the first anniversary of the date of grant and have a ten year term. These stock options may also vest following a change of control upon a qualifying termination and all or a portion of the stock options may vest upon a termination due to retirement, death or disability. See the "Potential Payments Upon Termination or Change of Control" for a discussion of the treatment of stock options in these situations. Stock options expire ten years from the date of the grant. No dividends or dividend equivalents are payable with respect to stock options. The exercise price for all stock options is equal to our closing price on the date of the grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table provides outstanding stock options and unvested stock awards information for the named executive officers as of the end of fiscal year 2012.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Jones	11/06/03	250,000	—	27.97	11/06/13	—	—
	11/02/04	185,000	—	36.55	11/02/14	—	—
	11/17/05	98,800	—	44.85	11/17/15	—	—
	11/09/06	74,700	—	57.92	11/09/16	—	—
	11/13/07	63,600	—	74.05	11/13/17	—	—
	11/21/08	233,400	—	30.39	11/21/18	—	—
	11/20/09	91,200	45,600	53.08	11/20/19	65,940	3,537,022
	11/19/10	42,500	85,000	55.75	11/19/20	67,266	3,608,148
	11/14/11	—	144,000	55.01	11/14/21	72,716	3,900,486
Ortberg	11/06/03	16,000	—	27.97	11/06/13	—	—
	11/02/04	12,100	—	36.55	11/02/14	—	—
	11/17/05	6,500	—	44.85	11/17/15	—	—
	11/09/06	27,200	—	57.92	11/09/16	—	—
	11/13/07	20,200	—	74.05	11/13/17	—	—
	11/21/08	77,800	—	30.39	11/21/18	—	—
	11/20/09	28,666	14,334	53.08	11/20/19	20,724	1,111,635
	11/19/10	12,466	24,934	55.75	11/19/20	19,732	1,058,424
	11/14/11	—	39,600	55.01	11/14/21	19,998	1,072,693
Statler	11/17/05	12,200	—	44.85	11/17/15	—	—
	11/09/06	15,100	—	57.92	11/09/16	—	—
	11/13/07	10,600	—	74.05	11/13/17	—	—
	11/21/08	3,290	—	30.39	11/21/18	—	—
	11/20/09	18,266	9,134	53.08	11/20/19	13,188	707,400
	11/19/10	12,466	24,934	55.75	11/19/20	19,732	1,058,424
	11/14/11	—	39,600	55.01	11/14/21	19,998	1,072,693
Allen	11/02/04	24,000	—	36.55	11/02/14	—	—
	11/17/05	26,400	—	44.85	11/17/15	—	—
	11/09/06	19,700	—	57.92	11/09/16	—	—
	11/13/07	14,900	—	74.05	11/13/17	—	—
	11/21/08	63,700	—	30.39	11/21/18	—	—
	11/20/09	23,466	11,734	53.08	11/20/19	16,956	909,520
	11/19/10	11,333	22,667	55.75	11/19/20	17,938	962,194
	11/14/11	—	36,000	55.01	11/14/21	18,180	975,175

Churchill	11/06/03	19,050	—	27.97	11/06/13	—	—
	11/02/04	74,000	—	36.55	11/02/14	—	—
	11/17/05	40,000	—	44.85	11/17/15	—	—
	11/09/06	29,300	—	57.92	11/09/16	—	—
	11/13/07	20,900	—	74.05	11/13/17	—	—
	11/21/08	77,800	—	30.39	11/21/18	—	—
	11/20/09	28,666	14,334	53.08	11/20/19	20,724	1,111,635
	11/19/10	10,200	20,400	55.75	11/19/20	16,144	865,964
	11/14/11	—	32,400	55.01	11/14/21	16,362	877,658
(1) Stock options vest in three equal annual installments beginning on the first anniversary of the date of grant.
(2) All stock options are granted with an exercise price equal to our closing share price on the date of grant.
(3) The amounts set forth in this column were calculated by multiplying each named executive officer's target performance shares by the maximum payout percentage assuming no adjustment for the peer performance modifier. The actual number of shares that will be granted, to the extent earned, will be determined after the applicable three-year performance period is complete. Vesting and payment of performance shares for the November 2010 grant (covering the fiscal year 2011–2013 performance period) will be based on performance for the three-year cycle ending with fiscal year 2013. Vesting and payment of performance shares for the November 2011 grant (covering the fiscal year 2012–2014 performance period) will be based on performance for the three-year cycle ending with fiscal year 2014.
(4) The market value of performance shares that have not vested as of our fiscal year end was calculated using our fiscal year end closing share price of $53.64 multiplied by the number of shares displayed in the prior column.

OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding stock options and stock awards, exercised and vested, for the named executive officers during fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jones	187,103	5,787,522	28,684	1,538,610
Ortberg	16,000	613,501	9,015	483,565
Statler	46,310	1,347,645	5,737	307,733
Allen	25,000	553,972	7,376	395,649
Churchill	30,950	999,798	9,015	483,565
(1) The amounts shown in this column were calculated using the spread between the market price at exercise minus the stock option exercise price, multiplied by the number of stock options exercised. The stock options exercised may include both incentive stock options and non-qualified stock options.
(2) The amounts shown in this column were calculated by multiplying the number of performance shares that vested with respect to the 2010–2012 performance period by $53.64, our fiscal year end closing share price.

PENSION BENEFITS
The following table provides information as of the end of fiscal year 2012 (the pension measurement date for purposes of the Corporation's financial statements) for each named executive officer regarding retirement benefits under the Corporation's qualified and non-qualified pension plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jones	Rockwell Collins Pension Plan	26.8	1,288,681	—
	Rockwell Collins Non-Qualified Pension Plan	26.8	5,624,014	—
	2005 Rockwell Collins Non-Qualified Pension Plan	26.8	5,766,985	—
Ortberg	Rockwell Collins Pension Plan	19.2	641,935	—
	Rockwell Collins Non-Qualified Pension Plan	19.2	167,388	—
	2005 Rockwell Collins Non-Qualified Pension Plan	19.2	350,624	—
Statler	Rockwell Collins Pension Plan	19.8	495,064	—
	Rockwell Collins Non-Qualified Pension Plan	19.8	134,971	—
	2005 Rockwell Collins Non-Qualified Pension Plan	19.8	442,281	—
Allen	Rockwell Collins Pension Plan	11.8	300,326	—
	Rockwell Collins Non-Qualified Pension Plan	11.8	167,787	—
	2005 Rockwell Collins Non-Qualified Pension Plan	11.8	403,534	—
Churchill	Rockwell Collins Pension Plan	26.1	894,931	—
	Rockwell Collins Non-Qualified Pension Plan	26.1	630,200	—
	2005 Rockwell Collins Non-Qualified Pension Plan	26.1	1,464,450	—
In September 2006, the Corporation froze its qualified and non-qualified defined benefit pension plans applicable to the named executive officers and certain other salaried employees and shifted its emphasis to its savings plans. Set forth below is further disclosure relating to these qualified and non-qualified defined benefit pension plans that have been frozen.
The Corporation maintains qualified and non-qualified defined benefit pension plans for its employees. As part of the 2001 spin-off from Rockwell, all of the qualified defined benefit pension plans were merged into one plan and renamed the Rockwell Collins Pension Plan (“Qualified Pension Plan”). Effective September 30, 2006, the plan was amended to discontinue benefit accruals for salary increases and services rendered after that date, other than for employees covered by collective bargaining agreements. Each of the current named executive officers is eligible for a benefit under the Qualified Pension Plan that is included in the totals above. Benefit calculations for each named executive officer are unique depending on age, years of service and average annual covered compensation. Covered compensation includes salary and annual incentive payments.
The Corporation also maintains non-qualified supplemental defined benefit pension plans (the Rockwell Collins Non-Qualified Pension Plan (“NQ Pension Plan”) and the 2005 Rockwell Collins Non-Qualified Pension Plan (“2005 NQ Pension Plan”)) to provide eligible employees, including the named executive officers, with supplemental pension benefits in excess of the maximum benefit allowed under the Qualified Pension Plan by reason of limitations of the Internal Revenue Code. A participant's supplemental retirement benefit is generally based on a continuation of the participant's benefit calculation formula under the Qualified Pension Plan. The Corporation adopted the 2005 NQ Pension Plan to comply with the requirements of Internal Revenue Code Section 409A for non-qualified benefits earned after 2004. Non-qualified benefits for service and compensation earned before 2005 will be paid from the NQ Pension Plan and benefits for service and compensation earned after 2004 will be paid from the 2005 NQ Pension Plan.
Executive officers hired after January 1, 1993 are covered by an enhanced early build-up retirement benefit provision broadly available to the other salaried participants hired before 1993. This benefit was also frozen on September 30, 2006.
The Qualified Pension Plan does not have a lump sum option. Payments from the NQ Pension Plan are made in the same form and at the same time as payments from the Qualified Pension Plan. Under the 2005 NQ Pension Plan, participants made an election at the end of calendar year 2008 as to the form and timing of the payments that will be made upon separation from the Corporation. For benefits payable under the 2005 NQ Pension Plan, participants can elect to receive a life annuity, one lump sum or up to ten annual installments.
The present value of the accumulated pension benefit for each named executive officer is calculated as required by regulatory standards using a 3.56% discount rate as of September 28, 2012, and a retirement age of 62, the earliest age an executive can retire without a reduction in benefits. For Mr. Jones, who has already attained age 62, the present value is calculated assuming he retired on September 28, 2012. For the Qualified Pension Plan and the NQ Pension Plan, the form of payment assumes a weighted average of a joint and 60% survivor annuity and a single life annuity. For the 2005 NQ Pension Plan, the form of payment is based on the participant's election. For further discussion related to our pension assumptions, see Note 11 of the Notes to Consolidated Financial Statements in the 2012 Annual Report on Form 10-K.
We have established a rabbi trust, which was amended and restated on September 11, 2007 to reflect certain changes in respect of Internal Revenue Code Section 409A, relating to the NQ Pension Plans. The rabbi trust requires that, upon a change of control, we fund the trust in a cash amount equal to the unfunded accrued liabilities of the NQ Pension Plan and the 2005 NQ Pension Plan as of such time.

NON-QUALIFIED DEFERRED COMPENSATION
The table below provides information on the non-qualified deferred compensation of the named executive officers in 2012, including the following elements:
Deferred Compensation Plan. The plan allows eligible employees to defer a portion of their income and earnings until a future date when distributions are received from the plan. Participation in the plan is an annual decision that covers only the upcoming calendar year and must be made during each year's annual enrollment period. Participants are not allowed to change their deferral election during the year. The Corporation adopted the 2005 Deferred Compensation Plan to comply with Internal Revenue Code Section 409A requirements.
Participants may elect to defer up to 50% of their base salaries and/or as much as 100% of their annual incentive awards. The 2005 Deferred Compensation Plan also provides for a matching contribution for each participant to the extent participation in the plan reduces the matching contribution the executive would have received under the Corporation's Qualified Retirement Savings Plan. With respect to distributions, the named executive officers may elect to receive their balances on a future specified date while in-service, at retirement (up to 15 annual installments or as a lump sum) or upon termination (lump sum only). All deferrals of base salary and/or incentive awards made in a calendar year will be subject to the same distribution election.
Participants can choose any of the measurement funds offered by the plan, which generally mirror the funds provided in the Corporation's Qualified Retirement Savings Plan, and have the ability to change their investment elections at any time. The measurement fund options are intended to mirror as closely as possible the performance of the underlying mutual funds.
Non-Qualified Retirement Savings Plan. The primary purpose of the Corporation's Non-Qualified Retirement Savings Plan (“Non-Qualified Savings Plan”) is to supplement the Corporation's Qualified Retirement Savings Plan (“Qualified Savings Plan”) by allowing employees to receive credits for contributions that could not be made to the Qualified Savings Plan due to the Internal Revenue Code compensation limit or annual additions limit. Additionally, employees receive credits to the Non-Qualified Savings Plan for amounts that but for the Internal Revenue Code limits would have been contributed to the Qualified Savings Plan (a) as company matching contributions (equal to 75% of the first eight percent of employee contributions before 2013 and 50% of the first eight percent of employee contributions thereafter) and (b) as company retirement contributions (such defined contributions are expressed as a specified percentage of eligible compensation determined based on an employee's age and service).
Participants may defer up to 50% of their base salaries to the plan. To comply with Internal Revenue Code Section 409A regulations, the contribution percent in effect for the Qualified Savings Plan on December 31 of the prior year will be the contribution percent in effect for the current year in the Non-Qualified Savings Plan. With respect to distributions, contributions made prior to 2005 permit participants to receive their balances upon termination of employment either through a lump sum payment or in annual installments up to ten years. Contributions made in 2005 through 2007 are paid in a lump sum only upon termination of employment. The Corporation adopted the 2005 Non-Qualified Savings Plan to comply with Internal Revenue Code Section 409A requirements. Beginning with deferral elections for 2008, participants can receive their resulting balances upon termination of employment either through a lump sum payment or in up to ten annual installments.
The investment funds available for the employee and company credits are identical to the investment funds in the Qualified Savings Plan.
Distributions for the Deferred Compensation Plan and Non-Qualified Savings Plan are processed within the first 60 days of the calendar year following the year that an employee terminates or retires. However, if the named executive officer terminates or retires after June 30, the distribution will be processed within the first 60 days following June 30 of the following calendar year.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive contributions in last fiscal year ($)(1)	Registrant contributions in last fiscal year ($)(2)	Aggregate earnings/(losses) in last fiscal year ($)(3)	Aggregate withdrawals/distributions ($)(4)	Aggregate balance at last fiscal year end ($)(5)

Jones	70,251	185,487	1,256,816	—	10,342,454
Ortberg	26,129	67,214	124,171	—	781,677
Statler	24,449	56,218	49,331	—	402,207
Allen	23,754	44,926	162,870	17,677	918,722
Churchill	24,637	62,696	245,632	—	1,438,910
(1) For fiscal year 2012, the amounts shown in this column include contributions to the 2005 Non-Qualified Savings Plan (NQSP). This column includes contributions to the 2005 Non-Qualified Savings Plan that were reported in the Summary Compensations Table as salaries in 2012.
(2) The amounts shown in this column include company contributions credited to each executive's Non-Qualified Savings Plan account during fiscal year 2012. Company contributions include credits equal to 75% of the first eight percent of the executive's base salary, and retirement credits equal to a percentage of eligible compensation based on each executive's age and service. This column also includes the amounts for registrant contributions to the Non-Qualified Savings Plan that were also reported in the Summary Compensation Table as All Other Compensation.
(3) The amounts shown in this column include actual dividends and market value changes in the Deferred Compensation Plan and Non-Qualified Savings Plan accounts during fiscal year 2012.
(4) This column represents withdrawals or distributions from the name executive officers' Deferred Compensation Plan and Non-Qualified Savings Plan accounts during 2012 fiscal year. Mr. Allen made an election in a prior year to receive his distribution in 2012.
(5) This column represents the combined balance of the Deferred Compensation Plan and Non-Qualified Savings Plan as of the end of fiscal year 2012. The portions of these amounts that were previously reported as compensation in the Summary Compensation Table for previous years are: Jones $6,177,266, Ortberg $299,795, Statler $56,275, Allen $515,288 and Churchill $800,198.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The following information and table set forth the amount of payments to each of our named executive officers in the event of death, disability or termination of employment as a result of certain triggering events.
We do not generally enter into employment contracts with our executive officers nor do we have any severance plan or arrangement for our executive officers. The executives serve at the will of the Board. This approach allows us to remove an executive officer prior to retirement whenever it is in the best interest of the Corporation, with discretion on whether to provide any severance package (excluding vested benefits). On the rare occasion when an executive officer is removed, the Compensation Committee exercises its business judgment in approving any appropriate separation agreement in consideration of all relevant circumstances, including the individual's term of employment, past accomplishments and reasons for separation.
Executive officers are subject to certain restrictive agreements with us that could be relevant upon a termination of employment, including confidentiality restrictions, mutual arbitration agreements, non-competition covenants and employee non-solicitation arrangements. An executive could lose all outstanding long-term incentives and/or be required to refund various long-term incentive benefits realized in the prior two-year period for breaching these non-compete or non-solicitation restrictions.
Assumptions and General Principles. The following assumptions and general principles apply with respect to the table below and any termination of employment of a named executive officer. The amounts shown in the table assume that each named executive officer was terminated at the end of fiscal year 2012. Accordingly, the table includes estimates of amounts that would be paid to the named executive officer upon the occurrence of a termination or change of control. The actual amounts to be paid to a named executive officer can only be determined at the time of the termination or change of control.
A named executive officer is entitled to receive amounts earned during employment regardless of the manner in which the named executive officer's employment is terminated. These amounts include base salary and unused vacation. These amounts are not shown in the table because they are not specifically related to the termination of employment.
Pursuant to the awards under our long-term incentives plans, a named executive officer who terminates employment by death, disability or retirement during the performance period under the award is eligible to receive a pro-rata payment for the portion of the period that elapsed prior to the termination of employment. In the event of a voluntary termination or a termination for cause before the end of the performance period, no payments will be made. See the discussion of “Long-Term Incentives” in the “Compensation Discussion and Analysis” for a description of our long-term incentive compensation plans.
A named executive officer may exercise any stock options that vested prior to the date of termination. Any payments related to these vested stock options are not included in the table because they are not specifically related to the termination of employment.
A named executive officer will be entitled to receive all amounts accrued and vested under our retirement and savings programs, pension plans and deferred compensation plans in which the named executive officer participates. These amounts will be determined and paid in accordance with the applicable plan and are not included in the table because they are not specifically related to the termination of employment. Certain of these amounts are set forth in the Pension Benefits Table and the Non-Qualified Deferred Compensation Table.
Normal and Early Retirement. A named executive officer is eligible to elect normal retirement at age 65 and early retirement between the ages of 55 and 64. All of our full-time salaried employees hired prior to October 1, 2006 with at least ten years of service are eligible for health care and life insurance benefits upon normal retirement subject to the terms of the plans and applicable limits on company contributions. In addition, upon normal and early retirement, all outstanding stock options will continue to vest in accordance with their terms and be exercisable for up to five years from retirement. As of the end of fiscal year 2012, none of the named executive officers was eligible for normal retirement, and only Messrs. Jones and Churchill were eligible for early retirement.
Death and Disability. In the event of the death of a named executive officer, all outstanding stock options will immediately vest and become exercisable. The amounts set forth in the table for stock options reflect the difference between the closing price of our Common Stock at fiscal year end 2012 and the exercise prices for each option for which vesting accelerated. In the event of the disability of a named executive officer, all stock options will continue to vest in accordance with their terms and the Corporation's practices. Upon a named executive officer's death or disability, the executive or the executive's estate is entitled to a pro-rata payout in respect of outstanding performance shares. The payment will be made following the completion of the applicable performance period and will be based upon the performance achieved over the applicable performance period.
Each named executive officer is eligible for company-paid life insurance. Under our life insurance program, the beneficiary of a named executive officer is entitled to receive a death benefit equal to one times the executive's annual salary. Life insurance benefits are not shown in the table because the one times salary amount is based on the same formula that is generally available to all salaried employees.
Each named executive officer also participates in our disability insurance programs, which consist of salary continuation, short-term disability, and long-term disability. The salary continuation and short-term disability benefits for named executive officers are based on the same formula as those generally available to all salaried employees, and are not shown in the table. For purposes of these programs, “disability” is defined as a condition caused by a non-occupational accident or sickness that results in an inability of the employee to perform the employee's job, and the inability to do any other job for which the employee is fit by education, training or experience. The executive long-term disability program pays as follows: upon the occurrence of a disability under the program, a named executive officer will receive a monthly benefit equal to 50% of the base salary and 50% of the monthly average of the executive's last five annual incentive pay awards until the earlier of: (a) age 65; (b) recovery from the disability;

(c) date the named executive officer begins receiving retirement plan benefits; or (d) death. The amounts set forth in the table reflect the amount of the first year's payments under the program and only reflect those amounts in excess of long-term disability benefits that would be generally available to all salaried employees.
Voluntary Termination and Termination for Cause. A named executive officer is not entitled to receive any severance payments or additional benefits upon his voluntary decision to terminate employment with the Corporation prior to being eligible for retirement or upon termination of employment by the Corporation for cause.
Change of Control. The Corporation has entered into change of control employment agreements with each of the named executive officers. Forms of these agreements have been publicly filed as exhibits to our reports filed with the SEC. Each agreement is set to expire in June 2013 with the agreements automatically renewed annually unless 60-days advance notice is given. Each agreement becomes effective upon a "change of control" of the Corporation during the term, as follows:

•	the acquisition by any individual, entity or group of 20% or more of the combined voting power of our outstanding securities

•	a change in the composition of a majority of our Board of Directors that is not supported by our current Board of Directors

•
a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, that results in a change in the majority of our Board of Directors or of more than 50% of our shareowners or

•	approval by our shareowners of the complete liquidation or dissolution of the Corporation
Each agreement provides for the continuing employment of the executive for two years after the change of control on terms and conditions no less favorable than those in effect before the change of control. Severance benefits are available after a change of control, if a named executive officer's employment is terminated by us without "cause" (termination for reasons other than willful nonperformance of duties after written demand or willful engagement of illegal conduct or gross misconduct) or if the executive terminates employment for "good reason" (including decrease in position, authority, duties or responsibilities, failure to maintain compensation, change in office location by more than 35 miles or certain breaches of the agreement) within that two-year period. The executive is entitled to severance benefits equal to three times the executive's annual compensation, including bonus, and the value of other retirement, health and welfare benefits for three years. Any new executive officer, except for a new chief executive officer, will be entitled to a severance benefit equal to two times the executive's annual compensation. The agreements do not provide for excise tax gross-ups.
In addition to the change of control agreements, our long-term incentive agreements also include accelerated vesting and potentially enhanced payout provisions in the event of a loss of employment in connection with a change of control of the Corporation. These long-term incentive arrangements include:

•	performance shares that become fully vested upon a change of control and a qualifying termination of employment and are subsequently paid out at the prior three-year average payout percentage

•	stock options that become fully vested upon a change of control and a qualifying termination of employment
The 2005 NQ Pension Plan provides for a lump sum payment payable upon a change of control without the requirement of a loss of employment if a participant elected this benefit prior to the end of calendar year 2008.
The following table presents, as of the end of fiscal year 2012, the estimated incremental payments potentially payable to the named executive officers upon each of the specified events:

Estimated Incremental Payments on Termination or Change of Control
	Jones	Ortberg	Statler	Allen	Churchill
Death; Normal and Early Retirement
Performance Shares (1)	$1,852,797	$531,590	$531,590	$483,260	$434,931
Stock Options (2)	$25,536	$8,027	$5,115	$6,571	$8,027
Disability
Performance Shares (1)	$1,852,797	$531,590	$531,590	$483,260	$434,931
Stock Options (2)	$25,536	$8,027	$5,115	$6,571	$8,027
Disability Benefits (3)	$544,490	$208,023	$186,254	$192,084	$209,744
Change of Control Without Termination
Retirement Benefits(4)	—	—	—	—	$536,999
Termination Without Cause or for Good Reason After A Change Of Control
Performance Shares (5)	$5,043,300	$1,431,400	$1,431,400	$1,301,267	$1,171,132
Stock Options (6)	$25,536	$8,027	$5,115	$6,571	$8,027
Severance (7)	$3,415,500	$2,100,000	$1,683,000	$1,665,000	$1,686,000
Annual Bonus (8)	$2,527,470	$1,230,250	$830,280	$770,063	$727,790
Health and Welfare Benefits Continuation (9)	$36,617	$45,508	$46,023	$46,112	$45,267
Retirement Benefits (10)	$702,828	$429,497	$291,171	$261,127	$292,730
Outplacement Assistance (11)	$170,775	$105,000	$84,150	$83,250	$84,300
(1) The dollar values set forth represent a pro-rata value. The values were calculated by multiplying each named executive officer's target performance shares by the target payout percent assuming no adjustment for the peer performance modifier, pro-rating the amount for one third completion of the 2012-2014 performance period and pro-rating for two thirds completion of the 2011-2013 performance period and then multiplying these amounts by the fiscal year end closing share price of $53.64.
(2) The dollar values set forth represent the spread value or "in the money" value of all outstanding unvested stock options at the end of the fiscal year as if they otherwise had become vested at the end of the fiscal year. For details on outstanding unvested stock options see the "Outstanding Equity Awards At Fiscal Year End" table.
(3) The dollar values set forth represent the incremental benefit amount for the executive long-term disability (LTD) plan. During the first 26 weeks of disability, named executive officers receive one week of salary continuation for each year of service (with a minimum of two weeks). After the expiration of salary continuation, named executive officers receive 60% of base pay, up to a weekly maximum of $1,385. The short-term disability (STD) benefit ends after 26 weeks of disability (salary continuation and STD combined). While on LTD, named executive officers receive 50% of base pay, payable until age 65. In addition, named executive officers receive an amount equal to 50% of the monthly average of their last five annual Incentive Compensation Plan awards. The total of LTD payments will be reduced by any other income benefits that exceed 20% of their monthly base salary.
(4) The dollar value set forth for Mr. Churchill represents the difference in the actuarial value between the value of a lump sum pension payable upon a change of control to the value of an unreduced pension benefit payable beginning at age 62. Under the NQ Pension Plan, benefits for participants whose combined age and service is at least 85 (85 points), such as Mr. Churchill, are more valuable the earlier they are paid. The dollar value set forth above represents an estimate of the additional value to Mr. Churchill of receiving payment sooner and thereby receiving a more subsidized pension.
(5) The dollar values set forth are based on full participation periods. The dollar values were calculated by multiplying each named executive officer's target performance shares by the prior three-year average payout percentage for performance shares assuming no adjustment for the peer performance multiplier and then multiplying these amounts by the fiscal year end closing price of $53.64.
(6) The dollar values set forth represent the sum of the spread or "in the money" value of the outstanding unvested stock options at the end of the fiscal year that vest upon the occurrence of a change of control and a qualifying termination.
(7) The dollar values set forth represent three times the named executive officers' base salary at the end of the fiscal year.
(8) The dollar values set forth were calculated by multiplying each named executive officers' base salary by his Incentive Compensation Plan target percent at the end of the fiscal year and multiplying this amount by the average Incentive Compensation Plan payout percent for the prior three fiscal years.
(9) The dollar values set forth represent the estimated cost of providing health and welfare benefits for three years following a termination after a change of control.

(10) The dollar values set forth represent the estimated incremental benefits under the tax-qualified savings plan, the NQ Pension Plan and the 2005 NQ Pension Plan. For the savings plan, the amounts reflect the estimated amount equivalent to providing an additional three years of service and contributions to the plan. For the NQ Pension Plan, the amounts reflect the accelerated payment value due to the payment of benefits as a lump sum upon change of control, which would otherwise not be available. For the 2005 NQ Pension Plan, the amounts reflect the estimated value of an early retirement subsidy payable under the plan to participants who attained age 50 but not age 55 upon the participant's termination of employment pursuant to a change of control. Mr. Ortberg is the only named executive officer who would have been entitled to this subsidy. The value was estimated to be $45,259 for Mr. Ortberg.
(11) The dollar values set forth represent an estimate of outplacement assistance expense. The values were calculated by multiplying each named executive officer's base salary at the end of the fiscal year times 15%. If outplacement assistance is necessary, the expense could vary.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are seeking an advisory vote from our shareowners to approve the compensation of our named executive officers, as disclosed in this proxy statement. Our Board of Directors has decided to have the advisory vote on the compensation of named executive officers annually until the next shareowner vote on how frequently the vote should occur. We have not decided when the next frequency vote will take place.
As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our Compensation Committee, with assistance from its independent consultant, has structured our compensation program to emphasize pay-for-performance. The compensation opportunities provided to our named executive officers, as well as our other executives, are highly dependent on the Corporation's and the individual's performance, which in turn drives the enhancement of shareowner value. The Compensation Committee will continue to emphasize responsible compensation arrangements designed to attract, motivate, reward and retain executive talent required to achieve our corporate objectives and to align with the interests of our long-term shareowners.
You have the opportunity to vote for or against or to abstain from voting on the following non-binding resolution relating to executive compensation:
“Resolved, that the shareowners approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the executive compensation tables and other executive compensation disclosures in this proxy statement.”
In deciding how to vote on this proposal, you are encouraged to consider the description of the Compensation Committee's executive compensation philosophy and its decisions in the Compensation Discussion and Analysis section of this proxy statement, as well as the following items:

•
The Compensation Committee believes that it has established an executive compensation program that attracts and retains talented executives and aligns executive performance with the creation of shareowner value. Since June 2001, when the Corporation became an independent public company, it has delivered a total shareowner return of 168% compared to a 45% return for the S&P 500 and a 128% return for the S&P 500 Aerospace and Defense index.

•
The Corporation believes in pay-for-performance. The long-term incentive program is 100% performance-based. Performance shares become payable only if performance is achieved over three-year periods. Stock options only have value if the Corporation's stock price increases.

•	The Corporation has not entered into employment agreements with its executive officers.

•	Tax gross-ups are not provided to executive officers.

•	Benefits are payable under executive change in control agreements only on a double trigger basis (i.e., a change in control and a qualifying termination of employment).

•	The Committee is advised by an independent compensation consultant who keeps the Committee apprised of developments and best practices.

•
The Compensation Committee values the shareowners' opinions on executive compensation matters and will take the results of advisory votes into consideration when making future decisions regarding its executive compensation program.

The Board of Directors recommends that you vote “FOR” the foregoing resolution, which is presented as item (2) on the accompanying proxy card.

PROPOSAL TO APPROVE THE SELECTION OF AUDITORS
The Audit Committee of our Board of Directors has selected the firm of Deloitte & Touche LLP (“Deloitte”) as our auditor for fiscal year 2013, subject to the approval of our shareowners. Deloitte has acted as our auditors since our inception as a public company in June 2001.
Before the Audit Committee selected Deloitte, it carefully considered the qualifications of that firm, including its prior performance and its reputation for integrity and for competence in the fields of accounting and auditing. Representatives of the auditors are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Fees Paid to Independent Auditors
The aggregate fees billed by Deloitte in fiscal years 2012 and 2011 were as follows (in thousands):

	2012	2011
Audit Fees(1)	$3,542	$3,226
Audit-Related Fees(2)	377	389
Tax Fees(3)	33	49
All Other Fees	—	—
Total	$3,952	$3,664
(1) For professional services performed by Deloitte for the audit of our annual financial statements, assessment of our internal controls over financial reporting and review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2) For assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. This includes the following: employee benefit and compensation plan audits (including $265,000 in 2012 and $300,000 in 2011 for services performed for and paid by the plans); and attestations by Deloitte that are not required by statute or regulations.
(3) For tax audit assistance and tax work stemming from audit-related items.
Pre-Approval of Audit and Non-Audit Services
The Audit Committee has adopted a pre-approval policy requiring it to pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee pre-approved all the fiscal year 2011 and 2012 services provided by Deloitte. The Audit Committee also pre-approved in September 2012 certain audit and non-audit services contemplated to be performed by Deloitte in fiscal year 2013. The pre-approval policy requires that the details be provided to the Audit Committee of the particular service or category of service contemplated to be performed and such services are generally subject to a specific budget. The Audit Committee may also separately pre-approve services to be performed on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members, but not to management. Any pre-approvals by a member under this delegation are to be reported to the Audit Committee at its next scheduled meeting. Management and Deloitte are required to periodically report to the Audit Committee on the extent of the services provided by Deloitte pursuant to the pre-approval, including the fees for the services performed to date.
The Board of Directors recommends that you vote "FOR" the selection of Deloitte & Touche LLP as our auditors, which is presented as item (3) on the accompanying proxy card.

PROPOSAL TO APPROVE
2013 EMPLOYEE STOCK PURCHASE PLAN
On November 13, 2012, the Board of Directors approved the Rockwell Collins 2013 Employee Stock Purchase Plan (the “Plan”), subject to shareowner approval of the Plan at the Annual Meeting. The Plan replaces the Corporation's prior employee stock purchase plan, which will expire in February 2013. The terms of the Plan are substantially identical to the Corporation's prior employee stock purchase plan.

The purpose of the Plan is to assist eligible employees to acquire ownership in the Corporation. Eligible employees may participate in the Plan by authorizing payroll deductions that will be applied towards the purchase of our Common Stock at a 5% discount from the market price on the date of each monthly purchase. No matching company contributions are made under the Plan. The proceeds received from the sale of Common Stock under the Plan are used for the Corporation's general corporate purposes.
We believe that ownership of our Common Stock by employees is desirable as an incentive to improve performance, provide an opportunity to share in our growth and success and align their interests with the long-term interests of our shareowners. The Plan is intended to satisfy the requirements of Section 423 of the Internal Revenue Code.
Summary of the Plan
The following is a summary of certain terms of the 2013 Employee Stock Purchase Plan. This summary is qualified in its entirety by reference to the 2013 Employee Stock Purchase Plan, the full text of which is set forth as Appendix B to this proxy statement.
Shares Subject to the Plan.   A total of 3,000,000 shares of Common Stock (subject to adjustment upon a stock dividend, stock split, merger or consolidation, recapitalization, reorganization, combination or exchange of shares or other similar changes) may be purchased under the Plan by employees. Shares that may be purchased under the Plan may be authorized but unissued or previously issued and reacquired by the Corporation, or both. Any shares remaining available in the prior employee stock purchase plan will not be available under this plan.
Offerings Under the Plan.  The Plan will be implemented by a series of one-month offerings. On the purchase date, which is the last trading day of each calendar month, a participating employee will purchase shares under the Plan with his or her accumulated payroll deductions, which do not accrue interest. Eligible employees may elect to participate in the Plan by authorizing payroll deductions of between one to fifteen percent of their base salary or compensation. The price at which shares may be purchased during any offering will be 95% of the fair market value of the shares on the purchase date. No employee will be permitted to purchase in any offering more than 500 shares of Common Stock. A participating employee may cease making payroll deductions in an offering period, but will not be entitled to a refund of his or her payroll deductions. If the number of shares of Common Stock remaining available under the Plan is insufficient, the number of shares that each participating employee is permitted to purchase will be proportionately reduced.
Eligible Employees.   Each employee of the Corporation and each employee of a subsidiary designated for participation by the Board of Directors or the Compensation Committee who has attained age 18 may participate in the Plan; provided, however, that any employee who would be deemed to own more than five percent of our outstanding Common Stock under the Internal Revenue Code will not be eligible to participate in the Plan. As of December 1, 2012, the Corporation and its subsidiaries had approximately 19,000 employees. The Plan provides that no employee shall be permitted to purchase stock under the Plan with a fair market value greater than $25,000 per year.
Administration of the Plan.  The Plan will be administered by the Compensation Committee. The Compensation Committee may promulgate rules, regulations and procedures for the operation of the Plan, adopt forms for use in connection with the Plan and decide any question of interpretation with respect to the Plan. All determinations by the Compensation Committee relating to the Plan shall be conclusive and binding on all parties. The Compensation Committee may delegate some or all of its duties and authority under the Plan to one or more Company employees or agents.
Amendment and Termination of the Plan.  The Board of Directors may amend, suspend or terminate the Plan from time to time, provided, however, that, subject to the terms of the Plan, the Board may not take action that requires shareowner approval, such as increasing the shares available under the Plan (other than pursuant to a permitted adjustment). In addition, no action by the Board may impair the rights of an employee with respect to a current offering period (other than pursuant to a permitted adjustment). The Plan will terminate when all shares of Common Stock authorized for purchase under the Plan have been purchased, provided, however, the Plan may be terminated prior to such time at the discretion of the Board of Directors.
Miscellaneous. An employee's rights under the Plan are not transferable, other than by will or the laws of descent and distribution. An employee shall have no rights as a shareowner under the Plan with respect to an offering until the date the employee purchases shares under such offering period. Nothing in the Plan confers upon any employee the right to continue in their employment. Directors who are not employees will not be eligible to participate in the Plan. The benefits that will be received under the Plan by the current executive officers of the

Corporation and by all eligible employees are not currently determinable. As of December 10, 2012, the per share closing price of our Common Stock on the New York Stock Exchange was $56.95.
Summary of United States Federal Income Tax Consequences
The Plan is intended to qualify as an “employee stock purchase plan,” as defined in Section 423 of the Internal Revenue Code of 1986, as amended. Under such a plan, an employee does not realize income at the time of entry into the Plan or upon the purchase of shares of Common Stock. Employees who participate in the Plan are deemed to be granted an “option” on the first day of each offering period to purchase as many shares of Common Stock as the employee will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each offering period, the purchase price is determined and the employee is deemed to have exercised the “option” and purchased the number of shares of Common Stock his or her accumulated payroll deductions will purchase at the purchase price.
The required holding period for favorable U.S. Federal income tax treatment upon disposition of Common Stock acquired under the Plan is the later of (1) two years after the deemed “option” is granted (the first day of an offering period) and (2) one year after the deemed “option” is exercised and the Common Stock is purchased (the last day of an offering period). When the Common Stock is disposed of after this period (a “qualifying disposition”), the employee realizes ordinary income to the extent of the amount by which the fair market value of the Common Stock on the first day of the offering exceeded the purchase price. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.
 When an employee sells the Common Stock before the expiration of the required holding period (a “disqualifying disposition”), the employee recognizes ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock on the date of purchase (the last day of an offering period), regardless of the price at which the Common Stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the employee will have a capital loss equal to such difference.
 Even though an employee must treat part of his or her gain on a qualifying disposition of the Common Stock as ordinary income, we may not take a business deduction for such amount. However, if an employee makes a disqualifying disposition, the amount of income that the employee must report as ordinary income qualifies as a business deduction for us for the year of such disposition.
This summary is not a complete description of the U.S. Federal income tax aspects of the Plan. In addition, the summary relates only to Federal income taxes; there may also be the imposition of FICA and FUTA taxes on the exercise of an option issued under the Plan, Federal estate and gift tax consequences, as well as foreign, state and local tax consequences.
Equity Compensation Plan Information
The following table gives information as of the end of fiscal 2012 about Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans:

Plan Category	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved By Security Holders(1)	6,834,126	(2)	46.13	10,887,317	(3)(4)
Equity Compensation Plans Not Approved By Security Holders	None		None	None
Total	6,834,126		46.13	10,887,317
(1) Consists of the following equity compensation plans: 2001 Long-Term Incentives Plan, Directors Stock Plan and 2006 Long-Term Incentives Plan.
(2) Includes 1,052,353 performance shares, which is the maximum number of shares that can be issued in the future if performance shares granted in November 2010 and 2011 payout at the maximum 240% of target. Of these performance shares, 153,863 were issued in November

2012 based on performance shares granted in November 2009. Also includes 261,433 restricted stock units (RSUs). Such performance shares and RSUs are not included in the weighted average price calculation.
(3) Also includes 3,283,113 shares available under our Employee Stock Purchase Plan, which allows employees to have withheld up to 15% of their base compensation toward the purchase of our common stock. Shares are purchased each month by participants at 95% of the fair market value on the last day of the month pursuant to the Employee Stock Purchase Plan. Shares will no longer be available for issuance under our Employee Stock Purchase Plan after February 28, 2013. As noted in above, we are seeking shareowner approval of a replacement employee stock purchase plan.
(4) Of the 7,604,204 shares available for future grant under the 2006 Long-Term Incentives Plan, each share issued pursuant to an award of restricted stock, restricted stock units, performance shares and performance units counts as 2.02 shares against this limit in accordance with the terms of the plan.

The Board of Directors recommends that you vote “FOR” the proposal to approve the adoption of the 2013 Employee Stock Purchase Plan, which is presented as item (4) on the accompanying proxy card.

SHAREOWNER PROPOSAL
The Corporation has been advised that the Pension Reserves Investment Trust, which is represented by its trustee, the Pension Reserves Investment Management Board, 84 State Street, Second Floor, Boston, Massachusetts, a beneficial owner of 76,018 shares of our common stock, intends to submit the proposal set forth below at the Annual Meeting.
Proposal to Repeal Classified Board
RESOLVED, that shareholders of Rockwell Collins, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2014 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2014 from completing the term for which such director was elected.
Supporting Statement
This resolution was submitted on behalf of the Pension Reserves Investment Trust by its trustee, the Pension Reserves Investment Management Board. The Shareholder Rights Project represented and advised the Pension Reserves Investment Management Board in connection with this resolution.
The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.
According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than 60% since 2000, and the average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during 2010 and 2011 exceeded 75%.
The significant shareholder support for declassification proposals is consistent with empirical studies reporting that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Fakye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).
Although one study (Bates, Becher and Lemmon, 2008) reports that classified boards are associated with higher takeover premiums, this study also reports that classified boards are associated with a lower likelihood of an acquisition and that classified boards are associated with lower firm valuation.
Please vote for this proposal to make directors more accountable to shareholders.

STATEMENT OF THE BOARD OF DIRECTORS
The Board of Directors recognizes that board classification is controversial, and believes that there are valid arguments in favor of, and in opposition to, classified boards. The Board of Directors wishes to use this proposal as an opportunity to allow shareowners to express their views without any influence from what the Board's views may be on this subject. As a result, the Board of Directors has determined to remain neutral on the proposal, not to oppose or support the proposal and to make no voting recommendation to shareowners. The proposal, which is advisory in nature, would constitute a recommendation to the Board of Directors if it is approved by shareowners.
Supporters of classified boards contend, among other things, that a classified board can:

•
Promote stability and continuity of management and business policies allowing for a more strategic and long-term view, since at any given time, two-thirds of the directors will have had prior experience on the board;

•
Enhance a board's ability to respond to certain types of takeover bids and negotiate more effectively on behalf of shareowners to realize the greatest possible shareowner value by making it more difficult for an unsolicited bidder to gain control of a company since a classified board structure would require two election cycles to take control of a company;

•	Assist in attracting director candidates who are willing to make longer term commitments of their time and energy; and

•
Enhance the independence of non-management directors by providing them with a longer assured term of office and insulating them against pressure from special interest groups who might have an agenda contrary to the long-term interests of all shareowners.

Opponents of classified boards often make arguments such as those set forth above in the proponent's supporting statement.
Approval of the advisory proposal will not result in the declassification of the board. Approval will advise the Board of Directors that a majority of shareowners favor declassification and would prefer that the Corporation take the necessary steps to end the staggered system of electing directors. Declassification of the board would require an amendment to our Certificate of Incorporation supported by 80% of the outstanding shares of our Common Stock. The Board of Directors values the views of our shareowners and looks forward to receiving input on this proposal.
The Board of Directors encourages you to express your views on this proposal by casting your vote.

VOTE REQUIRED
The presence, in person or by proxy, of the holders of at least a majority of the shares of our Common Stock issued and outstanding on the record date set for the meeting is necessary to have a quorum for the annual meeting. The three nominees for election as directors to serve until the 2016 Annual Meeting of Shareowners who receive the greatest number of votes cast for the election of directors at the meeting by the holders of our Common Stock entitled to vote at the meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes, unless otherwise determined in accordance with the majority voting policy described under the heading “Voting for Directors.” An affirmative vote of the holders of a majority of the voting power of our Common Stock present in person or represented by proxy and entitled to vote on the subject matter, a quorum being present, is necessary to approve the actions proposed in items (2), (3), (4) and (5) of the accompanying Notice of 2013 Annual Meeting of Shareowners. Under NYSE rules, the total votes cast on the proposal in item (4) to adopt the 2013 Employee Stock Purchase Plan must represent a majority of the shares of our Common Stock issued and outstanding on December 10, 2012. The shareowner proposal for Declassification of the Board, as presented in item (5), is non-binding.
Under Delaware law and our Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all shareowners present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those shareowners vote "for," "against" or abstain from voting (which will exclude broker non-votes), will be counted for purposes of determining the minimum number of affirmative votes required for approval of the actions proposed in items (2), (3), (4) and (5) and the total number of votes cast "for" that matter will be counted for purposes of determining whether sufficient affirmative votes have been cast. The shares of a shareowner who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy. An abstention from voting or a broker non-vote on a matter by a shareowner present in person or represented by proxy at the meeting has no effect in the election of directors (assuming a quorum is present). Although broker non-votes would be entirely disregarded in determining the vote on any other matter and have no effect on such vote, abstentions from voting have the same legal effect as a vote "against" any other matter even though the shareowner or interested parties analyzing the results of the voting may interpret such a vote differently.

VOTING FOR DIRECTORS
The Board has a majority voting policy for the election of directors. A summary of this policy is set forth below.
In an uncontested election of directors, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") must promptly tender his or her resignation to the Board of Directors. The Board Nominating and Governance Committee will promptly consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the tendered resignation and whether other action should be taken. The Board of Directors will act on the tendered resignation within 90 days following certification of the election results.
The Board Nominating and Governance Committee, in making its recommendation, and the Board of Directors in making its decision, may consider any factors or other information that it considers appropriate and relevant, including any stated reasons why the shareowners withheld votes from such director, the director's tenure, the director's qualifications, the director's past and expected contributions to the Board and the overall composition of the Board. Following the Board's decision, the Corporation will promptly disclose the Board's decision regarding whether to accept or reject the director's resignation offer in a Form 8-K furnished to the Securities and Exchange Commission. If the Board has decided to reject the tendered resignation or to pursue any additional action, then the disclosure will include the rationale behind the decision.
Any director who tenders his or her resignation pursuant to this provision may not participate in the Board Nominating and Governance Committee deliberations and recommendation or in the Board's decision whether to accept or reject the resignation offer.
For purposes of this policy, an uncontested election is an election where the only nominees as of the record date for the meeting are those recommended by the Board. If, in a contested election, a notice of nomination is withdrawn or declared invalid before the date of the meeting, the election will still be considered a contested election.

OTHER MATTERS
The Board of Directors does not know of any other matters that may be presented at the meeting. Our By-Laws required notice by November 5, 2012 for any matter to be brought before the meeting by a shareowner. In the event of a vote on any matters other than those referred to in items (1) through (5) of the accompanying Notice of 2013 Annual Meeting of Shareowners, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of copies of such forms we have received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for fiscal year 2012, we believe that all of our executive officers, directors and greater than ten percent beneficial owners complied with all SEC filing requirements applicable to them under Section 16(a) of the Securities Exchange Act with respect to transactions during fiscal year 2012.

ANNUAL REPORTS
Our 2012 Annual Report to Shareowners, including financial statements for fiscal year 2012 and this proxy statement, or a Notice containing instructions on how to access the proxy materials online, are being furnished to shareowners.
We will provide to shareowners, without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2012, as filed with the SEC (without exhibits). Exhibits to the Form 10-K will be furnished upon written request and payment of a fee of ten cents per page covering our costs. Written requests should be directed to us at 400 Collins Road NE, Cedar Rapids, Iowa 52498, Attention:  Investor Relations.
Our 2012 Annual Report to Shareowners, our Form 10-K for fiscal year 2012 and this Proxy Statement are also available free of charge on our website at www.rockwellcollins.com. All reports we file with the SEC are also available free of charge via EDGAR through the SEC's website at www.sec.gov.

SHAREOWNER PROPOSALS FOR ANNUAL MEETING IN 2014
To be eligible for inclusion in our proxy statement, shareowner proposals for our 2014 Annual Meeting of Shareowners must be received by us on or before August 16, 2013 at the Office of the Secretary at our corporate headquarters, 400 Collins Road NE, Cedar Rapids, Iowa 52498. In addition, our By-Laws require a shareowner desiring to propose any matter for consideration of the shareowners at our 2014 Annual Meeting of Shareowners to notify our Secretary in writing at the address listed in the preceding sentence on or after September 10, 2013 and on or before October 10, 2013. If the number of directors to be elected to the Board at our 2014 Annual Meeting of Shareowners is increased and there is no public announcement by us naming all of the nominees for director or specifying the increased size of the Board on or before September 30, 2013, a shareowner proposal with respect to nominees for any new position created by such increase will be considered timely if received by our Secretary not later than the tenth day following such public announcement by us.

EXPENSES OF SOLICITATION
The cost of the solicitation of proxies will be borne by us. In addition to the use of the mail, proxies may be solicited personally, or by telephone, facsimile or e-mail, by a few of our employees without additional compensation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

GENERAL Q&A ABOUT THE MEETING
Why are you receiving this proxy statement? We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Rockwell Collins, Inc. for use at the 2013 Annual Meeting of Shareowners to be held on February 7, 2013, and at any adjournments thereof. On or about December 21, 2012, we commenced mailing the following to our shareowners: this proxy statement, the accompanying proxy card, a copy of our 2012 Annual Report to Shareowners and a copy of our 2013 Annual Report on Form 10-K or a Notice containing instructions on how to access the proxy materials online.
What is a proxy? A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.
What is a proxy statement? This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully. In addition, you may obtain information about Rockwell Collins, Inc. from the 2012 Annual Report delivered with this proxy statement.
Why did you receive a Notice of Electronic Availability of Proxy Statement and Annual Report? As permitted by SEC rules we are making this proxy statement, our 2012 Annual Report to shareowners and our 2012 Annual Report on Form 10-K available to our shareowners electronically via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you how to access and review all of the important information contained in the proxy statement, the 2012 Annual Report to shareowners and the 2012 Annual Report on Form 10-K. The Notice also instructs you how to submit your vote over the Internet. If you received a Notice by mail or electronically and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
What is the purpose of the meeting? The purpose of the 2013 Annual Meeting of Shareowners is to obtain shareowner action on the matters outlined in the notice of meeting included with this proxy statement. These matters include the election of three directors, approval of the selection of Deloitte & Touche LLP as our independent auditors for fiscal year 2013, a non-binding, advisory vote to approve our executive compensation, approval of the 2013 Employee Stock Purchase Plan and the shareowner proposal to repeal the classified board. This proxy statement provides you with detailed information about each of these matters.
Who can vote? Shareowners of record as of the close of business on December 10, 2012 are entitled to vote. On that day, 138,182,384 shares of Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.
How many shares are you entitled to vote? The number of shares you are entitled to vote is reflected on the proxy card and coded as follows: COM—common shares registered with our Transfer Agent; SAV PL—shares in Rockwell Collins Savings Plans; or USA ESPP—shares in the United Space Alliance employee stock purchase plan. These designations apply only if you hold your shares through the Transfer Agent or these plans.
What is the difference between a record owner and an owner holding shares in “street name”? If your shares are registered in your name, you are a record owner. If your shares are in the name of your broker or bank or other nominee, your shares are held in “street name.”
How do you vote if your shares are held in your name as a record owner? You have a choice of voting by:

•	Internet • Mail

•	Telephone • In person at the Annual Meeting
Voting on the Internet is easy and fast. Go to the website referenced on the Notice or enclosed proxy card and follow the instructions. Please have the Notice or the proxy card in hand when accessing the website. This vote will be counted immediately, and there is no need to send in the proxy card.
Voting by telephone is also simple and fast. Call the toll-free number on the Notice or proxy card and listen for further instructions. In order to respond to the questions, you must have a touch-tone phone and the proxy card in hand. This vote will be counted immediately, and there is no need to send in the proxy card.
If you are a shareowner of record, you can save us money by voting by telephone or on the Internet. Alternatively, you can vote by mail by completing, signing, dating and mailing any enclosed proxy card. If you plan to attend the Annual Meeting, you can vote in person. In order to vote in person at the Annual Meeting, you will need to bring proper identification with you to the meeting. As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

•	by filing a written notice of revocation with our Corporate Secretary

•	by duly signing and delivering a proxy that bears a later date

•	by subsequently voting by telephone or Internet as described above

•	by attending the Annual Meeting and voting in person
How do you vote if your shares are held in “street name”? If your shares are registered in the name of your broker or nominee, you should vote your shares using the method directed by that broker or other nominee. A large number of banks and brokerage firms are participating in the Broadridge Financial Solutions, Inc. online program. This program provides eligible “street” name shareowners the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareowners whose banks or brokerage firms are participating in Broadridge's program. If you plan to attend the Annual Meeting and to vote in person, you should contact your broker or nominee to obtain a broker's proxy card and bring it, together with proper identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting. If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.
How do you vote if you participate in our Direct Stock Purchase and Dividend Reinvestment Plan? Shareowners participating in the Wells Fargo Shareowner Service Plus Plan that allows for direct stock purchases and dividend reinvestment are record owners, and Wells Fargo will vote the shares that it holds for the participant's account only in accordance with the proxy returned by the participant to Wells Fargo, or in accordance with instructions given pursuant to our telephone or Internet voting procedures.

How do you vote shares held in the Rockwell Collins Savings Plans? If you are a participant in a Rockwell Collins Savings Plan the portion of the voting card providing directions to the trustee will serve as the voting instruction card to the trustee of the plans for all shares of our Common Stock that you own through the plan.
Will your vote be confidential? It is our policy to keep confidential the proxy cards, ballots and voting tabulations that identify individual shareowners, except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The judges of election and any employees associated with processing proxy cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.
Is an independent inspector of election used to verify the votes? We regularly engage a representative of our transfer agent as an inspector of election to verify the votes cast for the proposals at the Annual Meeting. In addition, company personnel are appointed as inspectors of election to assist the independent inspector of election.
What are your voting choices and what is the required vote? By giving us your proxy, you authorize our senior management to vote your shares at the Annual Meeting or any adjournments thereof in the manner you indicate.
Proposal 1: Election of Directors. With respect to the election of nominees for director, you may:

•	vote “for” the election of all of the nominees for director named in this proxy statement

•	“withhold” authority to vote for all of the nominees or

•	withhold authority to vote for any individual nominee by writing that nominee's number in the space provided
If a quorum is present at the Annual Meeting, the three nominees receiving the greatest number of votes will be elected to serve as directors, unless otherwise determined in accordance with the majority voting policy described under the heading “Voting for Directors”. Shareowners may not vote for more than three nominees.
Proposals 2, 3, 4 and 5: Advisory Vote on Executive Compensation, Approval of Selection of Auditors, Approval of 2013 Employee Stock Purchase Plan and Shareowner Proposal. With respect to each of these proposals, you may:

•	vote “for” the proposal

•	vote “against” the proposal or

•	“abstain” from voting on the proposal
If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on proposals 2, 3, 4 and 5, as the case may be, will be required to approve proposals 2, 3, 4 and 5, respectively. Because of this, a vote to abstain from voting on one of these matters will have the effect of a vote against such matter. The voting on proposals 2 and 5 are non-binding on the Corporation. Under NYSE rules, the total votes cast on proposal 4 to adopt the 2013 Employee Stock Purchase Plan must represent a majority of the shares of our Common Stock issued and outstanding on December 10, 2012.
What does it mean if you receive more than one proxy card or Notice? If you receive more than one proxy card or Notice, it likely means you have multiple accounts with brokers, our savings plans and/or our transfer agent. Vote all of these shares by responding to each item you receive.
Where can you find the voting results of the Annual Meeting? We intend to announce the preliminary voting results at the Annual Meeting and publish final results in our current report on Form 8-K to be filed with the SEC shortly after the Annual Meeting.
December 14, 2012

Appendix A
General Industry Peer Group*

Abitibi Bowater	Hanesbrands	Pulte Homes
Agilent Technologies	Harley-Davidson	Purdue Pharma
Alliant Technologies	Harman International Industries	Quintiles
American Sugar Refining	Hasbro	Ralcorp Holdings
AMERIGROUP	Headway Technologies	Realogy
Armstrong World Industries	Hershey	Rent-A-Center
Avery Dennison	Hunt Consolidated	Rockwell Automation
Avis Budget Group	Hyatt Hotel	Rockwell Collins
Battelle Memorial Institute	International Flavors & Fragrances	Ryder System
Beckman Coulter	Interpublic Group	Schreiber Foods
Big Lots	Invensys Controls	Schwan's
Brown-Forman	J.M. Smucker	Scotts Miracle-Gro
Bucyrus International	J.R. Simplot	Sealed Air
CA	JetBlue	ServiceMaster
Cameron International	Kinross Gold	Smith & Nephew
Carlson Companies	Kohler	Snap-On
CF Industries	Level 3 Communications	Sonoco Products
CGI Technologies & Solutions	Lexmark International	Spirit AeroSystems
Chemtura	Life Technologies	SPX
Chiquita	Lorillard Tobacco	Starwood Hotels & Resorts
Cliffs Natural Resources	Lubrizol	Sulzer Pumps US
COACH	Man Tech International	SunGard Data Systems
Coca-Cola Enterprises	Mary Kay	Temple-Inland
Cooper Industries	Mattel	Terex
Corning	McGraw-Hill	Timken
Cytec	MeadWestvaco	Tobacco Lubrizol
Dollar Tree Stores	Molson Coors Brewing	Unisys
Domtar	Momentive Specialty Chemicals	United States Cellular
Dow Corning	Mosaic	USG
Eastman Chemical	NCR	UTi Worldwide
Ecolab	New Page	Vangent
Experian Americas	Omnicare	Vision Service Plan
Federal-Mogul	Overhead Door	Vulcan Materials
Fidelity National Information Services	Owens-Illinois	VWR International
Fiserv	Parsons	Wendy/Arby's Group
GAF Materials	Pitney Bowes	Weyerhaeuser
Genzyme	Potash	Wyndham Worldwide
Greif	ProBuild Holdins	YRC Worldwide
* Companies from the Towers Watson 2011 Compensation Data Bank with global revenues of $3 billion to $6 billion.

A-1

Appendix B
ROCKWELL COLLINS 2013 EMPLOYEE STOCK PURCHASE PLAN

1.	PLAN PURPOSES
The purposes of the Rockwell Collins 2013 Employee Stock Purchase Plan are:
(a)  to assist eligible employees of the Corporation and its Subsidiaries in acquiring stock ownership in the Corporation pursuant to a plan which is intended to qualify as an "employee stock purchase plan", within the meaning of Code §423(b) (as defined below) and
(b) to help such employees provide for their future security and to encourage them to remain in the employment of the Corporation and its Subsidiaries.

2.	DEFINITIONS
As used in the Plan, the following terms shall have the respective meanings specified below.

(a)	“Account” The account established for an Eligible Employee under the Plan with respect to an Offering Period.

(b)
“Agent” The brokerage firm, bank or other financial institution, entity or person(s) engaged, retained, appointed or authorized to act as the agent of the Corporation or an Employee with regard to the Plan.

(c)	“Authorization” An Eligible Employee's payroll deduction authorization with respect to an Offering Period provided by such Eligible Employee in accordance with Section 4(b).

(d)
“Base Salary” The gross base salary of such Eligible Employee on each Payday as compensation for services to the Corporation or any Designated Subsidiary (including lump sum merit awards), but excluding amounts paid on a commission basis, overtime pay, extended workweek compensation, night work or other premium pay, bonuses, severance compensation, any form of extra, contingent or supplementary compensation (including, but not limited to, lump sum payments for unused vacation).

(e)	“Board of Directors” The Board of Directors of the Corporation.

(f)	“Code” The Internal Revenue Code of 1986, as amended from time to time.

(g)	“Committee” The Compensation Committee of the Board of Directors, as it may be comprised from time to time.

(h)	“Corporation” or “Rockwell Collins” Rockwell Collins, Inc., a Delaware corporation and any successor thereto.

(i)
“Date of Exercise” The date on which an Option is exercised, which shall be the last trading day of each Offering Period with respect to which the Option was granted, in accordance with Section 5(a) and except as provided in Section 9.

(j)	“Date of Grant” The date on which an Option is granted, which shall be the first day of the Offering Period with respect to which the Option was granted, in accordance with Section 4(a).

(k)	“Designated Subsidiary” Any Subsidiary designated in accordance with Section 11(d).

(l)
“Eligible Employee” An Employee of the Corporation or any Designated Subsidiary who has attained age 18 and who does not, immediately after the Option is granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Stock or other stock of the Corporation or a Subsidiary (as determined under Code §423(b)(3)). The rules of Code §424(d) with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(m)
“Employee” An individual who renders services to the Corporation or a Subsidiary in the status of an “employee”, within the meaning of Code §3401(c). Except as otherwise prohibited by Code §423(b) and applicable regulations and other guidance thereunder or other applicable law, “Employee” shall not include (i) any director of the Corporation or a Subsidiary who does not render services to the Corporation or a Subsidiary in the status of an “employee”, within the meaning of Code §3401(c), (ii) any employee who does not meet any eligibility requirements that the Committee may choose to impose, (iii) any employee whose participation in the Plan is prohibited by the law of any country with jurisdiction over him or her, and (iv) any employee subject to a collective bargaining agreement, if such collective bargaining agreement explicitly provides that members of the applicable union will not participate in the Plan. Notwithstanding any other provision of this Plan, a person who is retained and classified by the Corporation or any Designated Subsidiary as an independent contractor shall not be deemed to be an Employee for purposes of this Plan and shall not be eligible to participate in this Plan.

(n)
“Fair Market Value” The closing sale price of the Stock as reported in the New York Stock Exchange-Composite Transactions reporting system (or if the Stock is not then traded on the New York Stock Exchange, the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on the relevant date) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

(o)
“Offering Period” Means a calendar month commencing on March 1, 2013 and each subsequent calendar month and shall extend from the first day of each such calendar month through the last day of such month on which the Stock is traded.

Options available with respect to each such Offering Period shall be granted on the Date of Grant and exercised on the Date of Exercise, as provided in Sections 4(a) and 5(a), respectively, and except as provided in Section 9.

(p)	“Option” An option to purchase shares of Stock pursuant to Section 4(a).

(q)	“Option Price” The option price per share of Stock determined in accordance with Section 5(b).

(r)	“Participant” Each Eligible Employee who has authorized payroll deductions in accordance with Section 4(b) and whose deduction authorization and related Option have not been canceled.

(s)	“Payday” The regular and recurring established day for payment of Base salary to an Employee by the Corporation or the Subsidiary employing such Employee.

(t)	“Plan” Rockwell Collins 2013 Employee Stock Purchase Plan.

(u)	“Stock” Shares of common stock, par value $.01 per share, of the Corporation or any security of the Corporation issued in substitution, exchange or lieu thereof.

(v)	“Subsidiary” Any corporation in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of such corporation.

3.	STOCK SUBJECT TO THE PLAN
Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock), the Stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 3 million (3,000,000) shares of Stock. The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares of Stock bought on the NASD National Market System or a nationally-recognized exchange, or other market, for purposes of the Plan.

4.	GRANT OF OPTIONS

(a)
Option Grants. The Corporation shall grant Options under the Plan to all Eligible Employees in successive Offering Periods until the earlier of (i) the date on which the number of shares of Stock available under the Plan have been sold, or (ii) the date on which the Plan is suspended or terminates. Each Eligible Employee with a Payday during an Offering Period shall be granted an Option with respect to such Offering Period. The Date of Grant of such an Option shall be the first day of the Offering Period with respect to which such Option was granted. Each Option shall expire on the Date of Exercise immediately after the automatic exercise of the Option in accordance with Section 5(a), unless such Option terminates earlier in accordance with Section 6, 7 or 9. The number of shares of Stock subject to an Eligible Employee's Option shall equal the cumulative payroll deductions authorized by such Eligible Employee in accordance with Section 4(b) for the Option Period (if any), divided by the Option Price; provided, however, that the number of shares of Stock subject to such Option shall not exceed five hundred (500) shares; and provided that the number of shares of Stock subject to such Option shall not exceed the number determined in accordance with Section 4(d), and provided, further, that the cumulative payroll deductions for the Participant equals the price of at least one full share of Stock.

(b)
Election to Participate; Payroll Deduction Authorization. Except as provided in Section 4(d), an Eligible Employee shall participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan with respect to an Offering Period shall complete and execute a payroll deduction authorization in a form prepared by the Agent (the "Authorization"). An Eligible Employee's Authorization shall give notice of such Eligible Employee's election to participate in the Plan for the Offering Period (and subsequent Offering Periods) and shall designate a whole percentage of such Eligible Employee's Base Salary to be withheld by the Corporation or the Subsidiary employing such Eligible Employee on each Payday during the Offering Period. An Eligible Employee may designate any whole percentage of Base Salary which is not less than one percent (1%) and not more than fifteen percent (15%). An Eligible Employee's Base Salary payable during an Offering Period shall be reduced each Payday through payroll deduction in an amount equal to the percentage specified in the Authorization, and such amount shall be credited to such Eligible Employee's Account under the Plan. Any Authorization shall remain in effect for each subsequent Offering Period, unless the Eligible Employee changes or suspends such Authorization pursuant to Section 4(c), withdraws from the Plan pursuant to Section 6, ceases to be an Eligible Employee, or terminates employment as provided in Section 7.

(c)
Change or Suspension of Authorization. Unless an Eligible Employee withdraws from the Plan pursuant to Section 6 or terminates employment as provided in Section 7, such Eligible Employee shall continue to participate in the Plan and such Eligible Employee's Option shall be exercised in accordance with Section 5 (except as provided in Section 9); provided, however that such Eligible Employee may suspend his Authorization or change the percentage of Base Salary designated in his Authorization at any time during an Offering Period. An Eligible Employee electing to suspend his Authorization or change the percentage of Base Salary designated in the Authorization must deliver to the Agent a notice of change or suspension in a form prepared by the Agent (the "Change or Suspension Election") for the Offering Period. Any Eligible Employee who receives a hardship distribution from the Corporation’s Retirement Savings Plan or the Corporation’s Retirement Savings Plan for Bargaining Unit Employees shall not be eligible to participate in the Plan for the six months immediately following the receipt of the hardship distribution.

(d)
$25,000 Limitation. No Eligible Employee shall be granted an Option under the Plan which permits his rights to purchase shares of Stock under the Plan, together with other options to purchase shares of Stock or other stock under all other employee stock purchase plans of the Corporation or any Subsidiary subject to Code §423, to accrue at a rate which exceeds $25,000 of fair market value of such shares of Stock or other stock (determined at the time the Option or other option is granted) for each calendar year in which the Option is outstanding at any time. For purpose of the limitation imposed by this subsection, (i) the right to purchase shares of Stock or other stock under an Option or other option accrues when the Option or other option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase shares of Stock or other stock under an Option or other option accrues at the rate provided in the Option or other option, but in no case may such rate exceed $25,000 of the fair market value of such Stock or other stock (determined at the time such Option or other option is granted) for any one calendar year, and (iii) a right to purchase Stock or other stock which has accrued under an Option or other option may not be carried over to any Option or other option. This limitation shall be applied in accordance with §423(b)(8) of the Code and the Treasury Regulations thereunder.

(e)
Transfer of Employment. In the event an Employee granted an Option under Section 4(a) becomes employed by a Subsidiary that is not a Designated Subsidiary, such Employee may continue to participate in the Plan for the Offering Period, subject to Sections 6, 7 and 9.

5. EXERCISE OF OPTIONS; OPTION PRICE

(a)
Option Exercise. Subject to the limitations under Section 4, each Employee automatically and without any act on such Employee's part shall be deemed to have exercised such Employee's Option on the Date of Exercise to the extent that the balance then in the Employee's Account is sufficient to purchase, at the Option Price, at least one full share of Stock subject to the Option, and the balance in the Employee's Account shall be reduced by the aggregate purchase price of the shares (including fractional shares) of Stock so purchased. If the balance in the Employee's Account on the Date of Exercise is insufficient to purchase at least one full share of Stock at the Option Price, the balance will be held in the Employee's Account until the end of the next Offering Period.

(b)
Option Price. The option price per share of Stock (the "Option Price") to be paid by an Employee upon the exercise of the Employee's Option shall be equal to 95% of the Fair Market Value of a share of Stock on the Date of Exercise.

(c)
Delivery. As soon as practicable after the purchase of shares of Stock upon the exercise of an Option by an Employee, the Corporation shall arrange the delivery of the shares of Stock to such Employee in a form determined by the Committee. Such shares may be held in the custody of the Agent for the benefit of the Employee. The Corporation or the Agent shall make an entry on its books and records indicating that the shares of Stock purchased in connection with such exercise (including any fractional share) have been duly issued as of that date to such Employee.

(d)
Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any date exceeds the number of shares of Stock remaining unsold under the Plan (after deduction for all shares of Stock for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares of Stock in as nearly a uniform manner as shall be practicable and the balance of the amount credited to the Account of each Employee which has not been applied to the purchase of shares of Stock shall be paid to such Employee in one lump sum in cash within thirty (30) days after the Date of Exercise, without any interest thereon, and the balance in the Employee's Account shall be reduced by the amount so paid.

(e)
Information Statement. The Corporation shall provide each Employee whose Option is exercised with an information statement in accordance with §6039(a) of the Code and the Treasury Regulations thereunder. The Corporation shall maintain a procedure for identifying shares of Stock sold upon the exercise of Options in accordance with §6039(b) of the Code.

6.	WITHDRAWAL FROM THE PLAN

(a)
Withdrawal Election. An Employee may withdraw from participation under the Plan at any time. An Employee electing to withdraw from the Plan must deliver to the Agent a notice of withdrawal in a form prepared by the Agent (the "Withdrawal Election"). Upon receipt of an Employee's Withdrawal Election, any balance in his or her Account shall, as of the next succeeding Exercise Date, be used in the manner set forth in Section 5(a) for the purchase, at the Option Price, of shares of Stock subject to the Option, but, as soon as is practicable, the Withdrawal Election payroll deductions shall be discontinued for the remainder of applicable Offering Period.

(b)
Eligibility following Withdrawal. An Employee who withdraws from the Plan with respect to an Offering Period may elect to participate again in the Plan by authorizing payroll deductions in a manner set forth by the Agent pursuant to Section 4(b) so long as such Employee is an Eligible Employee.

7. TERMINATION OF EMPLOYMENT

(a)
Termination of Employment Other than at Death. If the employment of an Employee with the Corporation and the Subsidiaries terminates for any reason other than the Employee's death, any balance in his Account shall, as of the next succeeding Exercise Date, be used in the manner set forth in Section 5(a) for the purchase, at the Option Price, of shares of Stock subject to the Option and the Employee's participation in the Plan automatically and without any action on the part of the Employee, shall terminate as of such Exercise Date. Upon such a termination of employment, the Employee's Authorization and Option shall terminate.

(b)
Termination at Death. If the employment of an Employee terminates by reason of the Employee's death, any balance in his Account shall, as of the next succeeding Exercise Date, be used in the manner set forth in Section 5(a) for the purchase, at the Option Price, of shares of Stock subject to the Option. Upon the Corporation's receipt of notice from the executor or administrator of the Employee's estate of the Employee's death and such executor's or administrator's appointment as such, the Employee's Authorization and Option shall terminate.

8. ADMINISTRATION

(a)	The Plan and all Options shall be administered by the Committee.

(b)
The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

The actions and determinations of the Committee on all matters relating to the Plan and any Options will be final and conclusive. Except as otherwise proscribed by Code §423(b)(5), the Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees who receive, or who are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

(c)
The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

(d)	The Corporation shall pay all reasonable expenses of administering the Plan, including but not limited to the payment of professional fees.

(e)
It is the intent of the Corporation that the Plan and Options hereunder satisfy, and be interpreted in a manner that satisfy the applicable requirements of Code §423. If any provision of this Plan would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict.

(f)	The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

(g)
The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Plan to the Chief Executive Officer of the Corporation, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Options to the extent inconsistent with the intent expressed in Section 8(e) or to the extent prohibited by applicable law.

9. ADJUSTMENT PROVISIONS

(a)
In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Corporation is a surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make or take such amendments to the Plan and outstanding Options and such adjustments and actions thereunder as it deems appropriate, in its sole discretion, under the circumstances. Such amendments, adjustments and actions may include, but are not limited to, changes in: (i) the number of shares of Stock then remaining subject to the Plan, (ii) the number of shares of Stock subject to outstanding Options, and (iii) the exercise price with respect to any Options.

(b)
Subject to Section 9(c), in the event of any transaction or event described in Section 9(a) or any unusual or nonrecurring transactions or events affecting the Corporation, any affiliate of the Corporation, or the financial statements of the Corporation or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Employee's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)	To provide that any or all Options outstanding shall terminate without being exercised on such date as the Committee determines in its sole discretion;

(ii)
To provide that any or all Options outstanding shall be exercised prior to the Date of Exercise of such Options on such date as the Committee determines in its sole discretion and such Options shall terminate immediately after such exercises;

(iii)
To provide for either the purchase of any Option outstanding for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option had such Option been currently exercisable, or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

(iv)
To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v)
To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options, or in the terms and conditions of outstanding Options, or Options which may be granted in the future.

(c)
The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareowners of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

10. AMENDMENT AND TERMINATION
The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; provided, however, that no such action shall be effective without the approval of the shareowners of the Corporation to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided, further, that, subject to Section 9, no such action shall impair the rights of any holder of an Option without the holder's consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan to increase the number of shares of Stock available for Options as set forth in Section 3.
11. MISCELLANEOUS

(a)	Nonassignability. Except as otherwise provided by the Committee, no Option shall be assignable or transferable except by will or by the laws of descent and distribution.

(b)
Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(c)
Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

(d)
Designation of Subsidiaries. The Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries whose Employees shall be eligible to be granted Options under the Plan. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the shareowners of the Corporation.

(e)
Unfunded Plan. The Plan shall be unfunded. No provision of the Plan shall require the Corporation or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

(f)
Limits of Liability. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Option shall be based solely upon contractual obligations created by the Plan. Neither the Corporation or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(g)
Rights of Employees. Nothing contained in the Plan shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an Employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized by the Corporation, shall not be deemed a termination of employment or other service.

(h)
Rights as a Shareowner. A Participant shall have no rights as a shareowner with respect to any Stock covered by an Option until the date the Participant becomes the beneficial owner or holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights.

(i)
Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

(j)
Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

(k)
Invalidity. If any term or provision contained herein shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

(l)
Applicable Law. The Plan and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

(m)
Compliance with Laws. Notwithstanding anything contained herein to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.

(n)
Use of Funds; No Interest Paid. All funds received or held by the Corporation under the Plan shall be included in the general funds of the Corporation free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Employee or credited to any Employee's Account with respect to such funds.

12.	EFFECTIVE DATE AND TERM
The Plan was adopted by the Board of Directors on November 13, 2012 and shall become effective upon approval by the shareowners of the Corporation at the Corporation's 2013 Annual Meeting of Shareowners; provided such meeting occurs within twelve months following November 13, 2012. The Plan shall remain in effect until all Options under the Plan have been exercised or terminated under the terms of the Plan.

If you plan to attend the Annual Meeting of Shareowners to be held in Cedar Rapids, Iowa on February 7, 2013, be sure to:
• mark the appropriate box on the proxy card and mail the card using the enclosed envelope; or • indicate your desire to attend the meeting through our telephone or Internet voting procedures; or • call the Corporation's Shareowner Relations line at (319) 295-4045.
If you indicate “Yes” you plan to attend, then either (1) you will receive a legal proxy from your broker or nominee (which legal proxy you should bring to the Annual Meeting) or (2) your name will be on the admittance list at the Annual Meeting Registration Desk if you are a holder of record.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address change? Mark box, sign, and indicate changes below: ‑	COMPANY #

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ITEMS (1), (2), (3), (4) and (5) BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4
and is neutral with respect to voting on Proposal 5.

PROPOSAL 1: ELECTION OF THREE DIRECTORS:
For the election of three directors to serve as Class III directors:	01 J.A. Edwardson	03 J.L. Turner			‑	Vote FOR all nominees (except as marked)	‑	Vote WITHHELD from all nominees
02 A.J. Policano

ò Please fold here - Do not separate ò

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION:
	To consider and vote on a non-binding resolution to approve the compensation of executive officers and related disclosures.		‑	For		‑ Against		‑ Abstain
PROPOSAL 3: SELECTION OF AUDITORS:
	For the selection of Deloitte & Touche LLP as our auditors for fiscal year 2013.		‑	For		‑ Against		‑ Abstain
PROPOSAL 4: 2013 EMPLOYEE STOCK PURCHASE PLAN:
	To consider and vote to approve the 2013 Employee Stock Purchase Plan.		‑	For		‑ Against		‑ Abstain
PROPOSAL 5: SHAREOWNER PROPOSAL:
	To consider and vote upon the non-binding shareowner proposal to repeal our classified board of directors structure.		‑	For		‑ Against		‑ Abstain
Check the box if you plan to attend the meeting. ‑
If you indicated "Yes" you plan to attend, your name will be on the admittance list at the Annual Meeting Registration Desk.
Date			Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ROCKWELL COLLINS, INC.

ANNUAL MEETING OF SHAREOWNERS
THURSDAY, FEBRUARY 7, 2013
11:00 A.M. (CST)

The meeting will be held at:

THE CEDAR RAPIDS MARRIOTT
1200 COLLINS ROAD NE
CEDAR RAPIDS, IA 52402

YOUR VOTE IS IMPORTANT!
You can vote by Internet, telephone or mail.
See the instructions on the other side of this proxy card.

Notice of Internet Availability of Proxy Materials: You can access and review the Annual Report, Proxy Statement and Form 10-K on the Internet by going to the following Rockwell Collins' website: www.rockwellcollins.com/annualmeeting

Notice of Electronic Delivery of Proxy Materials: You are encouraged to request to receive your future proxy materials by email delivery. Go to www.ematerials.com/col and follow the instructions.

PROXY
ROCKWELL COLLINS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Clayton M. Jones and Gary R. Chadick, jointly and severally, with full power of substitution, to vote shares of capital stock which the undersigned is entitled to vote at the Annual Meeting of Shareowners of Rockwell Collins, Inc. to be held at The Cedar Rapids Marriott, 1200 Collins Road NE, Cedar Rapids, Iowa on February 7, 2013, or any postponement(s) or adjournment(s) thereof. Such proxies are directed to vote as specified or, if no specification is made, FOR proposal (1) the election of the three nominees proposed for election as directors with terms expiring at the Annual Meeting in 2016; FOR proposal (2) to approve an Advisory Vote on Executive Compensation; FOR proposal (3) the selection of auditors; FOR proposal (4) to approve the 2013 Employee Stock Purchase Plan; and will be voted to ABSTAIN on Proposal (5) the shareowner proposal. The proxies are authorized to vote in accordance with their discretion on such other matters as may properly come before the meeting.
This card also constitutes your voting instructions for shares held of record in the savings plans of Rockwell Collins, Inc. (the Rockwell Collins Retirement Savings Plan and the Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees (“Plans”)) and the undersigned hereby authorizes the trustee of these Plans to vote the undersigned's shares held in their accounts. The trustee is authorized under certain circumstances and in its discretion to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. Any voting directions that are provided without specifying a particular vote will be voted FOR proposals (1), (2), (3) and (4) and will be voted to ABSTAIN on Proposal 5. If a participant does not provide voting directions by February 4, 2013, the shares attributable to the participant's account will be voted by the trustee in proportion to responses received from other participants.
To vote in accordance with the Board of Directors' recommendations on proposals (1), (2), (3), (4) and (5) just sign and date the other side; no boxes need to be checked.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	(	*
INTERNET/MOBILE	PHONE	MAIL
www.eproxy.com/col	1-800-560-1965
Use the Internet to vote your proxy until 11:59 p.m. (CT) on February 6, 2013.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on February 6, 2013.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.